                                                                  EXHIBIT (b)(1)



                                                                  EXECUTION COPY


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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT



                         dated as of September 30, 1998


                                      among


                            ILLINOIS TOOL WORKS INC.,


                                   THE LENDERS


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Agent



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



                                TABLE OF CONTENTS


ARTICLE I

        DEFINITIONS....................................................................Page 2
                 1.1.     Definitions..................................................Page 2
                 1.2.     Accounting Terms and Determinations.........................Page 16

ARTICLE II

        THE FACILITY..................................................................Page 16
                  2.1.    The Facility................................................Page 16
                          2.1.1.    Description of Facility...........................Page 16
                          2.1.2.    Availability of Facility; Required Payments.......Page 17
                  2.2.    Committed Advances..........................................Page 17
                          2.2.1.    Committed Advances................................Page 17
                          2.2.2.    Types of Committed Advances.......................Page 17
                          2.2.3.    Method of Selecting Types and Interest Periods for New
                                    Committed Advances................................Page 17
                          2.2.4.    Conversion and Continuation of Outstanding
                                      Advances........................................Page 18
                  2.3.    Competitive Bid Advances....................................Page 18
                          2.3.1.    Competitive Bid Option; Repayment of
                                      Competitive Bid Advances........................Page 18
                          2.3.2.    Competitive Bid Quote Request.....................Page 19
                          2.3.3.    Invitation for Competitive Bid Quotes.............Page 20
                          2.3.4.    Submission and Contents of Competitive
                                      Bid Quotes......................................Page 20
                          2.3.5.    Notice to the Company.............................Page 21
                          2.3.6.    Acceptance and Notice by the Borrowers............Page 22
                          2.3.7.    Allocation by the Agent...........................Page 22
                  2.4.    Fees........................................................Page 23
                          2.4.1.    Facility Fee......................................Page 23
                          2.4.2.    Agency and Administration Fees....................Page 23
                  2.5.    General Facility Terms......................................Page 23
                          2.5.1.    Method of Borrowing. .............................Page 23
                          2.5.2.    Minimum Amount of Each Committed Advance..........Page 23
                          2.5.3.    Optional Principal Payments.......................Page 23
                          2.5.4.    Interest Rates; Interest Periods..................Page 24
                          2.5.5.    Rate after Maturity...............................Page 24
                          2.5.6.    Interest Payment Dates; Interest Basis............Page 25
                          2.5.7.    Method of Payment.................................Page 25
                          2.5.8.    Notes; Telephonic Notices.........................Page 26


                          2.5.9.    Notification of Advances, Interest Rates
                                      and Prepayments.................................Page 26
                          2.5.10.   Non-Receipt of Funds by the Agent.................Page 26
                          2.5.11.   Termination, Reduction or Increase
                                     in the Aggregate Commitments.....................Page 27
                          2.5.12.   Market Disruption. ...............................Page 30
                          2.5.13.   Lending Installations.............................Page 30
                          2.5.14.   Borrowing Subsidiaries............................Page 30
                          2.5.15.   Withholding Tax Exemption.........................Page 31
                          2.5.16.   Judgment Currency.................................Page 31
                          2.5.17.   Extension of Termination Date.....................Page 32

 ARTICLE III

        CHANGE IN CIRCUMSTANCES.......................................................Page 33
                  3.1.  Taxes.........................................................Page 33
                          3.1.1.  Payments to be Free and Clear.......................Page 33
                          3.1.2.  Grossing-up of Payments.............................Page 33
                  3.2.    Increased Costs. ...........................................Page 34
                  3.3.    Changes in Capital Adequacy Regulations.....................Page 34
                  3.4.    Availability of Types of Advances...........................Page 35
                  3.5.    Funding Indemnification.....................................Page 35
                  3.6.    Mitigation of Additional Costs or Adverse Circumstances.....Page 35
                  3.7.    Lender Statements; Survival of Indemnity....................Page 36

ARTICLE IV

        CONDITIONS PRECEDENT..........................................................Page 37
                  4.1.    Initial Advance.............................................Page 37
                  4.2.    Initial Advance to Each Borrowing Subsidiary. ..............Page 38
                  4.3.    Each Advance................................................Page 38

ARTICLE V

        REPRESENTATIONS AND WARRANTIES................................................Page 39
                  5.1.    Corporate Existence and Standing............................Page 39
                  5.2.    Authorization and Validity. ................................Page 39
                  5.3.    No Conflict; Government Consent.............................Page 39
                  5.4.    Financial Statements........................................Page 39
                  5.5.    Material Adverse Change.....................................Page 40
                  5.6.    Taxes. .....................................................Page 40
                  5.7.    Litigation..................................................Page 40
                  5.8.    Material Subsidiaries.......................................Page 40
                  5.9.    ERISA.......................................................Page 40


                 5.10.    Full Disclosure.............................................Page 40
                 5.11.    Title to Properties.........................................Page 40
                 5.12.    Patents and Trademarks......................................Page 41
                 5.13.    No Defaults.................................................Page 41
                 5.14.    Investment Company Act. ....................................Page 41
                 5.15.    Compliance with Environmental Laws. ........................Page 41
                 5.16.    Regulations U and X.........................................Page 41

ARTICLE VI

        COVENANTS.....................................................................Page 42
                  6.1.    Financial Reporting.........................................Page 42
                  6.2.    Use of Proceeds. ...........................................Page 43
                  6.3.    Notice of Default...........................................Page 43
                  6.4.    Corporate Existence.........................................Page 43
                  6.5.    Taxes.......................................................Page 43
                  6.6.    Insurance...................................................Page 44
                  6.7.    Compliance with Laws........................................Page 44
                  6.8.    Inspection..................................................Page 44
                  6.9.    Sale of Assets; Merger and Consolidation....................Page 44
                 6.10.    Liens. .....................................................Page 45
                 6.11.    Consolidated Indebtedness to Consolidated Total Capital.....Page 46
                 6.12.    Consolidated Net Worth......................................Page 46

ARTICLE VII

        DEFAULTS......................................................................Page 46

ARTICLE VIII

        ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES................................Page 48
                  8.1.    Acceleration................................................Page 48
                  8.2.    Amendments..................................................Page 48
                  8.3.    Preservation of Rights......................................Page 49

ARTICLE IX

        GUARANTY......................................................................Page 49
                  9.1.    Guaranty....................................................Page 49
                  9.2.    Waivers.....................................................Page 50
                  9.3.    Guaranty Absolute. .........................................Page 50
                  9.4.    Waiver of Subrogation.......................................Page 51
                  9.5.    Acceleration. ..............................................Page 51
                  9.6.    Termination Date............................................Page 51


ARTICLE X

        GENERAL PROVISIONS............................................................Page 52
                 10.1.    Governmental Regulation.....................................Page 52
                 10.2.    Taxes. .....................................................Page 52
                 10.3.    Headings....................................................Page 52
                 10.4.    Entire Agreement............................................Page 52
                 10.5.    Several Obligations.........................................Page 52
                 10.6.    Expenses; Indemnification...................................Page 52
                 10.7.    Numbers of Documents........................................Page 53
                 10.8.    Severability of Provisions..................................Page 53
                 10.9.    Nonliability of Lenders. ...................................Page 53
                 10.10.   CHOICE OF LAW...............................................Page 53
                 10.11.   CONSENT TO JURISDICTION.....................................Page 53
                 10.12.   WAIVER OF JURY TRIAL........................................Page 54
                 10.13.   Confidentiality.............................................Page 54
                 10.14.   Restructuring Date..........................................Page 54
                 10.15.   Euro........................................................Page 55

ARTICLE XI

        THE AGENT.....................................................................Page 55
                 11.1.    Appointment.................................................Page 55
                 11.2.    Powers......................................................Page 55
                 11.3.    General Immunity............................................Page 55
                 11.4.    No Responsibility for Loans, Recitals, etc..................Page 55
                 11.5.    Action on Instructions of Lenders...........................Page 56
                 11.6.    Employment of Agents and Counsel............................Page 56
                 11.7.    Reliance on Documents; Counsel..............................Page 56
                 11.8.    Agent's Reimbursement and Indemnification...................Page 56
                 11.9.    Rights as a Lender. ........................................Page 57
                 11.10.   Lender Credit Decision......................................Page 57
                 11.11.   Successor Agent. ...........................................Page 57

ARTICLE XII

        SETOFF; RATABLE PAYMENTS......................................................Page 58
                 12.1.    Setoff......................................................Page 58
                 12.2.    Ratable Payments............................................Page 58


ARTICLE XIII

        BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS.............................Page 58
                 13.1.    Successors and Assigns......................................Page 58
                 13.2.    Participations..............................................Page 59
                          13.2.1.   Permitted Participants; Effect. ..................Page 59
                          13.2.2.   Voting Rights. ...................................Page 59
                          13.2.3.   Benefit of Setoff.................................Page 59
                 13.3.    Assignments.................................................Page 59
                          13.3.1.   Permitted Assignments.............................Page 60
                          13.3.2.   Effect; Effective Date............................Page 60
                 13.4.    Dissemination of Information................................Page 60
                 13.5.    Tax Treatment. .............................................Page 60

ARTICLE XIV

        NOTICES.......................................................................Page 61
                 14.1.    Giving Notice. .............................................Page 61
                 14.2.    Change of Address. .........................................Page 61

ARTICLE XV

        COUNTERPARTS..................................................................Page 61


SCHEDULE I

        Euro-Currency Payment Offices of the Agent..........................................I

SCHEDULE II................................................................................II

        Material Subsidiaries..............................................................II

EXHIBIT "A-1"

        COMMITTED NOTE....................................................................E-1

EXHIBIT "A-2"

        COMPETITIVE BID NOTE..............................................................E-3

EXHIBIT "B-1".............................................................................E-5

        FORM OF COMPANY OPINION...........................................................E-5


EXHIBIT "B-2".............................................................................E-7

        FORM OF SUBSIDIARY OPINION........................................................E-7

EXHIBIT "C"

        COMPETITIVE BID QUOTE REQUEST.....................................................E-9

EXHIBIT "D"

        INVITATION FOR COMPETITIVE BID QUOTES............................................E-10

EXHIBIT "E"

        COMPETITIVE BID QUOTE............................................................E-11

EXHIBIT "F"

        ASSIGNMENT AGREEMENT.............................................................E-13

EXHIBIT "G"

        LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION...................................E-23

EXHIBIT "H"

        FORM OF ASSUMPTION LETTER........................................................E-24

EXHIBIT "I"

        COMPLIANCE CERTIFICATE...........................................................E-26

EXHIBIT "J"

        LENDER ASSUMPTION AGREEMENT......................................................E-29


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


     This Second Amended and Restated Credit Agreement (this "Agreement"), dated as of September 30, 1998, is among Illinois Tool Works Inc. (the "Company"), any Borrowing Subsidiaries which may become a party hereto from time to time, the Lenders and The First National Bank of Chicago, as Agent.


                                    RECITALS

     WHEREAS, the Company, certain lenders and The First National Bank of Chicago, as agent for such lenders, entered into that certain Amended and Restated Credit Agreement dated as of May 30, 1996 (the "Original Credit Agreement"), in which such lenders agreed to make available to the Company and any Borrowing Subsidiaries from time to time party thereto loans in an aggregate principal amount of up to $250,000,000 (herein called the "Original Credit Facility");

     WHEREAS, the parties hereto wish to continue the existing credit relationship among them by amending and restating the Original Credit Agreement rather than entering into a new and unrelated credit agreement;

     WHEREAS, the Company, the Lenders and the Agent desire to restructure the Original Credit Facility so as to (i) extend the term of the Original Credit Facility, (ii) increase the aggregate commitments thereunder to the Aggregate Commitment (as defined herein) and (iii) amend various other provisions in the Original Credit Agreement; and

     WHEREAS, pursuant to the terms of this Second Amended and Restated Credit Agreement, on the Restructuring Date, (i) the aggregate of the commitments under the Original Credit Facility shall be increased to the Aggregate Commitment (the credit facility in such amount set forth herein the "New Credit Facility"), (ii) all Obligations of the Borrower outstanding as of the Restructuring Date under the Original Credit Facility shall be paid in full on the Restructuring Date and
(iii) all provisions of this Second Amended and Restated Credit Agreement not theretofore in effect shall become effective;

     NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                  DEFINITIONS

     1.1.Definitions.

As used in this Agreement:

     "Absolute Rate" means, with respect to a Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the applicable Borrower pursuant to Section 2.3.6(iii).

     "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the applicable Borrower at the same time and for the same Absolute Rate Interest Period.

     "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

     "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 30 and not more than 270 days commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Absolute Rate Loan" means a Loan which bears interest at an Absolute Rate.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or in a series of transactions) at least 25% (in number of votes) of the equity securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrowers of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, in the case of Fixed Rate Advances, for the same Interest Period and includes a Competitive Bid Advance.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article XI.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder, as increased or reduced from time to time pursuant to the terms hereof.

     "Agreed Currency" shall mean Dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, French francs, Japanese yen, pounds sterling, the Euro (upon and after the Euro Implementation Date), and any other currency which is freely transferable and convertible into Dollars, as available and if available, in which deposits are customarily offered to banks in the London interbank market, which the applicable Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to each Lender; provided that the Agent shall promptly notify each Lender of each such request and each Lender shall be deemed to have agreed to each such request if its objection thereto has not been received by the Agent within five Business Days from the date of such notification by the Agent to such Lender.

     "Agreement" means this Second Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, on any date and with respect to all Floating Rate Advances, a fluctuating rate of interest per annum equal to the higher of
(i) the Federal Funds Effective Rate most recently determined by the Agent plus 1/2% per annum and (ii) the Corporate Base Rate. Changes in the rate of interest on each Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Company and the Lenders of changes in the Alternate Base Rate, provided, however, that the Agent's failure to give any such notice will not affect the Company's obligation to pay interest to the Lenders on Floating Rate Advances at the then effective Alternate Base Rate.

     "Applicable Facility Fee Rate" means a percentage rate per annum equal to
(i) during any Level 1 Rating Period, 0.065%, (ii) during any Level 2 Rating Period, 0.075% and (iii) during any Level 3 Rating Period, 0.10%. Any change in the Applicable Facility Fee Rate shall become effective immediately upon a public announcement by Moody's or S&P which would change the Rating Period then applicable to the Company. At any time at which S&P's rating of the Company's senior unsecured long-term debt differs from Moody's rating thereof by more than one level (including each modifier as a separate level), then the Applicable Facility Fee Rate shall be determined by reference to the rating which is one level below the higher of the two ratings.

     "Applicable Margin" means, with respect to each Eurocurrency Committed Advance, a percentage rate per annum equal to (i) during any Level 1 Rating Period, 0.13%, (ii) during any Level 2 Rating Period, 0.15% and (iii) during any Level 3 Rating Period, 0.20%. Any change in the Applicable Margin shall become effective immediately upon a public announcement by Moody's or S&P which would change the Rating Period then applicable to the Company, and shall apply to all Eurocurrency Committed Advances outstanding on the date of such announcement as well as all Eurocurrency Committed Advances made thereafter (until any subsequent public announcement which would further change the Rating Period applicable to the Company). At any time at which S&P's rating of the Company's senior unsecured long-term debt differs from Moody's rating thereof by more than one level (including each modifier as a separate level), then the Applicable Margin shall be determined by reference to the rating which is one level below the higher of the two ratings.

     "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date (i) if such currency is Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, French francs, Japanese yen or pounds sterling, rounded up to the nearest 1,000,000 of such currency and (ii) if such currency is any other Agreed Currency, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Assuming Lender" is defined in Section 2.5.11.

     "Assumption Letter" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit H hereto pursuant to which such Subsidiary agrees to become a "Borrowing Subsidiary" and agrees to be bound by the terms and conditions hereof.

     "Borrower" means the Company or any Borrowing Subsidiary and "Borrowers" means, collectively, the Company and each Borrowing Subsidiary.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Subsidiary" means any Subsidiary duly designated by the Company pursuant to Section 2.5.14 hereof to request Advances hereunder, which Subsidiary shall have delivered to the Agent an Assumption Letter in accordance with Section 2.5.14.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Committed Advances or Eurocurrency Bid Rate Advances and to any currency conversion (other than those denominated in Euro) a day other than Saturday or Sunday on which banks are open for business in Chicago and New York City, on which dealings in United States dollars are carried on in the London interbank market and, where funds are to be paid or made available a currency other than Dollars, on which commercial banks are open for domestic and international business (including dealings in deposits in such currency) in both London and the place where such funds are to be paid or made available, (ii) with respect to any borrowing, payment or rate selection denominated in Euro, a day (other than a Saturday or Sunday) on which a suitable clearing system for the Euro is open for business, as determined by the Agent, and (iii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York City.

     "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with Agreement Accounting Principles.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of the Lender to make Loans to the Borrowers not exceeding the amount set forth opposite its signature below or as set forth in an applicable Assignment Agreement in the form of Exhibit "F" hereto or Lender Assumption Agreement in the form of Exhibit "J" hereto received by the Agent under the terms of Section 12.3, as such amount may be modified from time to time pursuant to the terms of this Agreement.

     "Commitment Date" is defined in Section 2.5.11.

     "Commitment Increase" is defined in Section 2.5.11.

     "Committed Advance" means a borrowing hereunder consisting of the aggregate amount of the several Committed Loans made by the Lenders to the Borrowers at the same time, of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

     "Committed Borrowing Notice" is defined in Section 2.2.3.

     "Committed Loan" means a Loan made by a Lender pursuant to Section 2.2.

     "Committed Note" means a promissory note in substantially the form of Exhibit "A-1" hereto, with appropriate insertions, duly executed and delivered to the Agent by the applicable Borrower for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Company" means Illinois Tool Works Inc., a Delaware corporation, and its successors and assigns.

     "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the applicable Borrower at the same time, at the same interest basis, and for the same Interest Period.

     "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

     "Competitive Bid Loan" means a Eurocurrency Bid Rate Loan or an Absolute Rate Loan, as the case may be.

     "Competitive Bid Margin" means the margin above or below the applicable Eurocurrency Base Rate offered for a Eurocurrency Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurocurrency Base Rate.

     "Competitive Bid Note" means a promissory note in substantially the form of Exhibit "A-2" hereto, with appropriate insertions, duly executed and delivered to the Agent by the applicable Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

     "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit "E" hereto completed and delivered by a Lender to the Agent in accordance with Section 2.3.4.

     "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit "C" hereto completed and delivered by the Company to the Agent in accordance with Section 2.3.2.

     "Consolidated Indebtedness" means, at any date as of which the same is to be determined, the Indebtedness of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "Consolidated Net Income" means for any period the amount of net income (or deficit) of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with Agreement Accounting Principles, excluding any net income (or net loss) of a Consolidated Subsidiary for any period during which it was not a Consolidated Subsidiary, or any net income (or net loss) of any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Company or any Consolidated Subsidiary for any period prior to the date of acquisition thereof.

     "Consolidated Net Worth" means, at any date as of which the same is to be determined, the consolidated stockholders' equity (exclusive of foreign currency translation adjustments) of the Company and its Consolidated Subsidiaries, determined in accordance with Agreement Accounting Principles.

     "Consolidated Subsidiary" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with Agreement Accounting Principles.

     "Consolidated Tangible Net Worth" means, at any date as of which the same is to be determined, Consolidated Net Worth less consolidated Intangible Assets, determined in accordance with Agreement Accounting Principles. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining Consolidated Net Worth) of (i) any surplus resulting from any write-up (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1997 in the book value of any asset owned by the Company or a Consolidated Subsidiary, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

     "Consolidated Total Capital" means, at any date as of which the same is to be determined, Consolidated Indebtedness plus consolidated stockholders' equity (exclusive of foreign currency translation adjustments) of the Company and its Consolidated Subsidiaries, all determined as of such date in accordance with Agreement Accounting Principles.

     "Conversion/Continuation Notice" is defined in Section 2.2.4.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in Article VII.

     "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Eligible Bank" means, for purposes of Article XIII, a commercial bank, which may be an Affiliate of a Lender, or any other entity regularly engaged in the making of loans or other extensions of credit, whose long-term senior unsecured credit rating is at least A- according to S&P or A3 according to Moody's and to which the Company and the Agent shall have consented, such consent not to be unreasonably withheld.

     "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

     "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time.

     "Euro" means the euro referred to in Council Regulation (EC) No 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

     "Euro Implementation Date" means the first date (currently expected to be January 1, 1999) on which the Euro becomes the currency of some or all of the member states of the European Union.

     "Eurocurrency Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

     "Eurocurrency Base Rate" means, with respect to a Eurocurrency Committed Advance, a Eurocurrency Committed Loan, a Eurocurrency Bid Rate Advance or a Eurocurrency Bid Rate Loan for the relevant Eurocurrency Interest Period, the applicable London interbank offered rate for deposits in the Agreed Currency appearing on Telerate Page 3750 as of 11 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Interest Period, and having a maturity equal to such Eurocurrency Interest Period. If no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the Eurocurrency Base Rate shall be equal to the London interbank offered rate for deposits in the Agreed Currency maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Telerate Page 3750.

     "Eurocurrency Bid Rate" means, with respect to a Loan made by a given Lender for the relevant Eurocurrency Interest Period, the sum of (i) the Eurocurrency Base Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the applicable Borrower pursuant to Section 2.3.6(i).

     "Eurocurrency Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurocurrency Bid Rate.

     "Eurocurrency Bid Rate Loan" means a Competitive Bid Loan which bears interest at a Eurocurrency Bid Rate.

     "Eurocurrency Committed Advance" means an Advance which bears interest at a Eurocurrency Rate requested by the applicable Borrower pursuant to Section 2.2.

     "Eurocurrency Committed Loan" means a Loan which bears interest at a Eurocurrency Rate requested by the applicable Borrower pursuant to Section 2.2.

     "Eurocurrency Interest Period" means, with respect to a Eurocurrency Committed Advance, a Eurocurrency Committed Loan, a Eurocurrency Bid Rate Advance or a Eurocurrency Bid Rate Loan, a period of one, two, three or six months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurocurrency Interest Period shall end on (but exclude) the day which corresponds numerically to such date of commencement one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurocurrency Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurocurrency Interest Period would otherwise end on a day which is not a Business Day, such Eurocurrency Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Eurocurrency Interest Period shall end on the immediately preceding Business Day.

     "Eurocurrency Loan" means a Eurocurrency Committed Loan or a Eurocurrency Bid Rate Loan, as applicable.

     "Euro-Currency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch or affiliate of the Agent specified as the "Euro-Currency Payment Office" for such currency in Schedule I hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to each Borrower and each Lender as its Euro-Currency Payment Office.

     "Eurocurrency Rate" means, with respect to a Eurocurrency Committed Advance or a Eurocurrency Committed Loan for the relevant Eurocurrency Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Eurocurrency Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such

Eurocurrency Interest Period plus (ii) the Applicable Margin. The Eurocurrency Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

     "Extension Date" is defined in Section 2.5.17.

     "Extension Request" is defined in Section 2.5.17.

     "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "Financial Officer" means the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer or such other officer of the Company as may be designated by the Company from time to time.

     "Financial Subsidiary" means any Subsidiary the primary business of which is investing in financial assets, including, without limitation, each of Champs Investments, Cumberland Leasing Co., Elleyse Financing, ITW Finance II LLC, ITW International Finance SAS, ITW Investments Inc., ITW Leasing & Investments Inc., ITW Mortgage Investments I, Inc., ITW Mortgage Investments III, Inc., ITW Mortgage Investments IV, Inc., ITW Real Estate Investments Inc., ITW Mortgage Investments II, Inc., ITW Real Estate L.L.C., ITW Residuals Inc. and ITW Tech Co.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors and assigns.

     "Fixed Rate" means the Eurocurrency Rate, the Eurocurrency Bid Rate or the Absolute Rate.

     "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Friendly Acquisition" means an Acquisition which has been either (a) not disapproved by the board of directors of the corporation, or the managing body of the firm, which is the subject of such Acquisition after such board or managing body has been given the opportunity to consider such Acquisition or (b) recommended by such board to the shareholders of such corporation and, if required by applicable law, approved by such shareholders, and excluding in any event any Acquisition involving an "unfriendly" or contested tender offer.

     "Guaranty" of any Person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any Letter of Credit, but shall exclude endorsements for collection or deposit in the ordinary course of business.

     "Increase Date" is defined in Section 2.5.11.

     "Increasing Lender" is defined in Section 2.5.11.

     "Indebtedness" means, with respect to the Company and each Subsidiary, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, and (vi) obligations for which such person is obligated pursuant to a Guaranty (excluding any Guaranties of obligations included in (i) through (v) above).

     "Interest Period" means a Eurocurrency Interest Period or an Absolute Rate Interest Period.

     "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit "D" hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.3.3.

     "Lender Assumption Agreement" is defined in Section 2.5.11.

     "Lenders" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means any office, branch, subsidiary or affiliate of any Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Level 1 Rating Period" means any period during which (i) the Company's senior unsecured long-term debt is rated AA- or higher by S&P or Aa3 or higher by Moody's (with the higher rating applying) or, (ii) if the Company has no senior unsecured long-term debt outstanding, any period during which the Company's commercial paper is rated A1+ or higher by S&P and P1 or higher by Moody's.

     "Level 2 Rating Period" means any period which does not qualify as a Level 1 Rating Period during which (i) the Company's senior unsecured long-term debt is rated A or higher by S&P or A2 or higher by Moody's (with the higher rating applying) or, (ii) if the Company has no senior unsecured long-term debt outstanding, any period during which the Company's commercial paper is rated A1 or higher by S&P and P1 or higher by Moody's.

     "Level 3 Rating Period" means any period which does not qualify as a Level 1 or Level 2 Rating Period.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion, if any, of any Advance.

     "Loan Documents" means this Agreement and the Notes.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Borrowers to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Subsidiary" means, at any time, any Subsidiary which as of such time has assets in excess of $50,000,000.

     "Moody's" means Moody's Investors Service, Inc or any rating agency which is generally recognized as a successor thereto.

     "National Currency Unit" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

     "Notes" means, collectively, the Competitive Bid Notes and the Committed Notes; and "Note" means any one of the Notes.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of the Borrowers to the Lenders or to any Lender or the Agent arising under the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Payment Date" means the last Business Day of each calendar quarter.

     "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group may have any liability.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Rating Period" means either a Level 1 Rating Period, a Level 2 Rating Period or a Level 3 Rating Period.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulations U and X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" means and includes all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called, "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to a Eurocurrency Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Committed Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Lender to United States residents). The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.

     "Restructuring Date" means the date upon which the Agent shall have reasonably determined that the conditions set forth in Section 4.1 have been fulfilled or waived.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any rating agency which is generally recognized as a successor thereto.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

     "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the Agreed Currencies).

     "Termination Date" means September 30, 2003 or any later date as may be specified by the Agent as the Termination Date in accordance with Section 2.5.17 or any other date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Type" means, with respect to any Loan or Advance, its nature as a Floating Rate Advance or Loan, Eurocurrency Committed Advance or Loan, Eurocurrency Bid Rate Advance or Loan or Absolute Rate Advance or Loan.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all currently accrued vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined on an ongoing Plan basis as set forth in the then most recent actuarial valuation for such Plans.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned," when used in connection with any Subsidiary, means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

     "Year 2000 Program" is defined in Section 5.18.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles.


                                   ARTICLE II

                                  THE FACILITY

     2.1.   The Facility.

     2.1.1. Description of Facility. The Lenders grant to the Borrowers a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

            (i) each Lender severally agrees to make Committed Loans in Agreed Currencies to the Borrowers in accordance with Section 2.2; provided that, after giving effect to such Loans, the Committed Loans shall be denominated in not more than eight Agreed Currencies (including Dollars); provided further that, if any Advance made (or to be made) on or after the Euro Implementation Date would, but for this provision, be capable of being made either in the Euro or in the applicable National Currency Unit, such Advance shall be made in the Euro.

            (ii) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans in the Agreed Currencies to the Borrowers in accordance with Section 2.3; and

            (iii) in no event may the Dollar Amount of the sum of the aggregate principal amount of all outstanding Advances to the Borrowers (including both the Committed Advances and the Competitive Bid Advances) exceed the Aggregate Commitment.

The Dollar Amount of each Advance shall be established for the entire Interest Period applicable thereto as of the first day of such Interest Period. Floating Rate Loans may only be in Dollars.

     2.1.2. Availability of Facility; Required Payments. Subject to the terms and conditions set forth in this Agreement, the facility is available from the date of this Agreement to the Termination Date, and a Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date. All outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Termination Date.

     2.2.   Committed Advances.

     2.2.1. Committed Advances. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Committed Loans to the Borrowers from time to time in amounts the Dollar Amount of which shall not exceed in the aggregate at any one time outstanding the amount of its Commitment. Each Committed Advance hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Committed Advances shall be evidenced by the Committed Notes and shall be repaid as provided by the terms of Section 2.1.2.

     2.2.2. Types of Committed Advances. The Committed Advances may be Floating Rate Advances or Eurocurrency Committed Advances, or a combination thereof, selected by the Company in accordance with Sections 2.2.3 and 2.2.4.

     2.2.3. Method of Selecting Types and Interest Periods for New Committed Advances. The Company shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Committed Advance from time to time. The Company shall give the Agent irrevocable notice (a "Committed Borrowing Notice"), or, if such Borrower is a Borrowing Subsidiary, the Company shall on behalf of such Borrowing Subsidiary give a Committed Borrowing Notice, not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance, three Business Days before the Borrowing Date for each Eurocurrency Committed Advance in Dollars, and four Business Days before the Borrowing Date for each Eurocurrency Committed Advance in an Agreed Currency other than Dollars. A Committed Borrowing Notice shall specify:

            (i) the Borrowing Date, which shall be a Business Day, of such Committed Advance;

            (ii)  the aggregate amount of such Committed Advance;

            (iii) the Type of Committed Advance selected and the currency thereof in accordance with Section 2.1.1.(i);

            (iv) in the case of each Eurocurrency Committed Advance, the Interest Period applicable thereto; and

            (v) whether such Committed Advance is to be made to the Company or to a specified Borrowing Subsidiary.

     2.2.4. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Each Fixed Rate Advance of any Type shall continue as a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the applicable Borrower shall have given the Agent an irrevocable notice (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Sections 2.3.2 and 2.5.2, such Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Agent the Conversion/Continuation Notice of each conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into a Floating Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date which shall be a Business Day, of such conversion or continuation;

            (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

            (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

     2.3.   Competitive Bid Advances.

     2.3.1. Competitive Bid Option; Repayment of Competitive Bid Advances. In addition to Committed Advances pursuant to Section 2.2, but subject to the terms and conditions set forth in this Agreement (including, without limitation, the limitation set forth in Section 2.1.1(iii) as to the maximum aggregate principal amount of all outstanding Advances hereunder), the Company may, as set forth in this Section 2.3, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Company or any Borrowing Subsidiary. Each Lender may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Each Competitive Bid Advance shall be repaid in full by the applicable Borrower on the last day of the Interest Period applicable thereto.

     2.3.2. Competitive Bid Quote Request. When the Company or a Borrowing Subsidiary wishes to request offers to make Competitive Bid Loans under Section 2.3, the Company shall, on its behalf or on behalf of a Borrowing Subsidiary, transmit to the Agent by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (x) 3:00 p.m., London time, at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurocurrency Auction in an Agreed Currency other than Dollars, (y) 10:00 a.m., Chicago time, at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurocurrency Auction in Dollars or (z) 9:00 a.m., Chicago time, at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying:

            (i) the proposed Borrowing Date for the proposed Competitive Bid Advance;

            (ii) the proposed currency of such Competitive Bid Advance, which shall be an Agreed Currency in the case of a Eurocurrency Auction or Dollars in the case of an Absolute Rate Auction; provided that after giving effect to such Competitive Bid Advance, the outstanding Advances shall be denominated in not more than eight Agreed Currencies (including Dollars);

            (iii) the aggregate principal amount of such Competitive Bid
                  Advance;

            (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both;

            (v) the Interest Period applicable thereto (which must end on or prior to the Termination Date); and

            (vi) whether such Competitive Bid Advance is to be made to the Company or to a Borrowing Subsidiary.

The Company may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurocurrency Auction and an Absolute Rate Auction but for not more than one currency in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or upon reasonable prior notice to the Lenders, such other number of days as such Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 or a larger multiple of $1,000,000 (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars); provided that upon giving effect to such Competitive Bid

Advance, the then aggregate outstanding principal Dollar Amount of all Advances shall not exceed the aggregate amount of the Commitments then in effect. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit "C" hereto shall be rejected, and the Agent shall promptly notify the Company of such rejection by telex or telecopy.

     2.3.3. Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by the Company to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with
Section 2.3.

     2.3.4. Submission and Contents of Competitive Bid Quotes.

     (i) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Agent by telex or telecopy at its offices specified in or pursuant to
     Article XIII not later than (a) (I) 2:45 p.m., London time, in the case of First Chicago and (II) 3:00 p.m., London time, in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date in the case of a Eurocurrency Auction in an Agreed Currency other than Dollars, or (b) (I) 12:45 p.m., Chicago time, in the case of First Chicago and (II) 1:00 p.m., Chicago time, in the case of each other Lender, at least four Business Days prior to the proposed Borrowing Date in the case of a Eurocurrency Auction in Dollars, or (c) (I) 8:45 a.m., Chicago time, in the case of First Chicago and (II) 9:00 a.m., Chicago time, in the case of each other Lender, on the proposed Borrowing Date in the case of an Absolute Rate Auction (or, in any such case upon reasonable prior notice to the Lenders, such other time and date as the applicable Borrower and the Agent may agree, provided that First Chicago shall always be required to submit its Competitive Bid Quotes not less than fifteen minutes prior to the other Lenders). Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the applicable Borrower.

     (ii) Each Competitive Bid Quote shall in any case specify:

          (a) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes, and, in the case of a Eurocurrency Auction, the proposed currency of such Competitive Bid Advance;

          (b) the principal amount of the Competitive Bid Loan for which each such offer is being made, (1) the Dollar Amount of which principal amount may be greater than, less than or equal to the Commitment of the quoting Lender, but in no case greater than the

     Aggregate Commitment, (2) which principal amount must be at least $5,000,000 and an integral multiple of $1,000,000 (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars), and (3) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

          (c) in the case of a Eurocurrency Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan;

          (d) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the applicable Borrower and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans from such Lender which may be accepted by the applicable Borrower;

          (e) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan;

          (f) the applicable Interest Period; and

          (g) the identity of the quoting Lender.

     (iii) The Agent shall reject any Competitive Bid Quote that:

          (a) is not substantially in the form of Exhibit "E" hereto or does not specify all of the information required by Section 2.3.4(ii);

          (b) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "E" hereto;

          (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

          (d) arrives after the time set forth in Section 2.3.4(i).

     If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practicable.

     2.3.5. Notice to the Company. The Agent shall promptly notify the Company, either on behalf of the Company or on behalf of any Borrowing Subsidiary, of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that is in accordance with Section 2.3.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company shall specify the aggregate principal amount and currency of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

     2.3.6. Acceptance and Notice by the Borrowers. Subject to the receipt of the notice from the Agent referred to in Section 2.3.5, not later than (i) 5:00 p.m., London time, at least four Business Days prior to the proposed Borrowing Date in the case of a Eurocurrency Auction in a Agreed Currency other than Dollars, (ii) 2:00 p.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurocurrency Auction in Dollars or
(iii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Company shall notify the Agent, either on its own behalf or on behalf of a Borrowing Subsidiary, of such Borrower's acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Company to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The applicable Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(ii)(d)); provided that:

            (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

            (b) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; and

            (c) the applicable Borrower may not accept any offer of the type described in Section 2.3.4(iii) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

     2.3.7. Allocation by the Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000 (or the Equivalent Amount if denominated in an Agreed Currency other than Dollars), as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day in the case of Eurocurrency Bid Rate Advances, and by 11:00 a.m. (Chicago time) in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

        2.4.  Fees.

       2.4.1. Facility Fee. The Company and the Borrowing Subsidiaries hereby jointly and severally agree to pay to the Agent for the account of the Lenders, ratably in proportion to their Commitments, a facility fee at a rate per annum equal to the Applicable Facility Fee Rate on the daily average amount of the Commitments (without regard to the outstanding principal amount of the Loans), which fee shall be payable quarterly in arrears on each Payment Date commencing on December 31, 1998 and with a final payment due and payable on the Termination Date.

       2.4.2. Agency and Administration Fees. The Company and the Borrowing Subsidiaries hereby jointly and severally agree to pay to the Agent for its sole account such agency and administration fees as are heretofore and hereafter agreed upon by the Company in writing.


        2.5.  General Facility Terms.

       2.5.1. Method of Borrowing. On the Borrowing Date, each Lender shall make available its Loan or Loans, if any, (i) if such Loan is denominated in Dollars, not later than 2:00 p.m., Chicago time, in Federal or other funds immediately available to the Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIII and, (ii) if such Loan is denominated in another currency, not later than 12:00 noon, local time in the city of the Agent's Euro-Currency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Agent's Euro-Currency Payment Office for such currency. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent will make the funds so received from the Lenders available to the applicable Borrower at the Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.5.1, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

       2.5.2. Minimum Amount of Each Committed Advance. Each Committed Advance shall be in the minimum amount of $5,000,000 and in integral multiples of $1,000,000 if in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars); provided, however, that any Floating Rate Advance may be in the aggregate amount of the unused Aggregate Commitment.

       2.5.3. Optional Principal Payments. The Company may from time to time pay all of its outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof), any portion of the outstanding Floating Rate

Advances upon one Business Day's prior notice to the Agent. All such payments shall be made in immediately available funds to the Agent at the Agent's address specified in Article XIII or at any other Lending Installation of the Agent specified by the Agent in accordance with Section 2.5.7 by noon (Chicago time) on the date of payment. A Fixed Rate Advance may not be prepaid prior to the last day of its applicable Interest Period without the prior consent of each Lender which originally made such Loan, which consent may be given or withheld at the Lender's sole and absolute discretion. Any prepayment of a Fixed Rate Advance prior to the end of its applicable Interest Period shall be subject to the indemnity provisions of Section 3.5.

       2.5.4. Interest Rates; Interest Periods. Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such loan is made until it becomes due at a rate per annum equal to the Floating Rate for such day. Each Eurocurrency Committed Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Rate applicable thereto. Each Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Absolute Rate applicable thereto. Each Eurocurrency Bid Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Bid Rate applicable thereto. Provided, that for each day on which the Dollar Amount of the outstanding principal amount of Advances (including Competitive Bid Advances) exceeds 50% of the Aggregate Commitment, the Company and each Borrowing Subsidiary hereby agree that (a) the Alternate Base Rate of all Floating Rate Loans outstanding on such day, (b) the Applicable Margin of all Eurocurrency Committed Loans outstanding on such day, (c) the Absolute Rate of all Absolute Rate Loans outstanding on such day, and (d) the Competitive Bid Margin for all Eurocurrency Bid Rate Loans outstanding on such day each shall be increased by a per annum percentage amount equal to 0.10%. The Agent shall maintain a record of the daily outstanding principal amount of Advances. Subject to the provisions of Section 2.5.5, each Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the earlier of (i) the last day of such Interest Period or (ii) the date of any earlier prepayment as permitted by Section 2.5.3, at the interest rate determined as applicable to such Advance.

       2.5.5. Rate after Maturity. Except as provided in the next sentence, any Dollar-denominated Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Alternate Base Rate plus 2% per annum, payable upon demand. Any Advance denominated in an Agreed Currency other than Dollars that is not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid at the rate applicable thereto plus 2% per annum, payable upon demand. In the case of a Dollar-denominated Fixed Rate Advance the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period (or until paid if paid prior to the end of such Interest Period), at the higher of the rate otherwise applicable to such Fixed Rate Advance for such Interest Period plus 2% per annum or the Alternate Base Rate plus 2% per annum. In the case of a Fixed Rate Advance denominated in an Agreed Currency other than Dollars the maturity of which is accelerated, such Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period (or until paid if paid prior to the end of such Interest Period) at the rate otherwise applicable to such Fixed Advance for such Interest Period plus 2% per annum.

       2.5.6. Interest Payment Dates; Interest Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, on any date on which such Floating Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each 90 day interval (in the case of Absolute Rate Advances) or three-month interval (in the case of Eurocurrency Committed Advances or Eurocurrency Bid Rate Advances) during such Interest Period. Interest on Fixed Rate Loans and fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Loans and Loans denominated in pounds sterling shall be calculated for actual days elapsed on the basis of a 365-, or, when applicable, 366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

       2.5.7. Method of Payment. Each Advance shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. Notwithstanding the foregoing, with effect on and from the Euro Implementation Date, Advances and interest payable thereon formerly denominated in a National Currency Unit shall be paid in Euro in immediately available, freely transferable, cleared funds to such account with such bank in such principal financial center as the Agent shall have specified for this purpose. Subject to the last sentence of Section 2.5.1, all payments of principal, interest, and fees in Dollars hereunder shall be made by noon (Chicago time) on the date when due in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Company and shall be made ratably among all Lenders in the case of fees and payments in respect of Committed Advances and ratably among the applicable Lenders in respect of Competitive Bid Advances. After the occurrence of a Default, all payments of principal shall be applied ratably among all outstanding Advances. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. All payments to be made by the Borrowers hereunder or under the Notes in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Agent, at its Euro-Currency Payment Office for such currency. The Agent will promptly cause such payments to be distributed to each Lender in like funds and currency. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the "New Currency") are introduced and the type of currency in which the Advance was made (the "Original Currency") no longer exists or the applicable Borrower is not able to make payment to the Agent for the account of the Lenders in such Original Currency, then all payments to be made by the applicable Borrower hereunder or under the Notes in such currency shall be made in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

       2.5.8. Notes; Telephonic Notices. Each Lender is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date, the currency, the amount and the maturity of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record shall not affect the Company's obligations under any Loan Document. The Company hereby authorizes the Lenders and the Agent to extend or continue Advances, effect selections of Types of Advances, transfer funds and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be a Financial Officer or an officer, employee or agent of the Company designated by a Financial Officer. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice given by the Company, signed by a Financial Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

       2.5.9. Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Committed Borrowing Notice, Conversion/Continuation Notice, Competitive Bid Borrowing Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

       2.5.10. Non-Receipt of Funds by the Agent. Unless the Company or a Borrowing Subsidiary or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Company or a Borrowing Subsidiary, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such scheduled payment, the Agent may assume that such scheduled payment has been made. The Agent may, but shall not be obligated to, make the amount of such scheduled payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such scheduled payment to the Agent, the recipient of such scheduled payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of scheduled payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of scheduled payment by the Company or a Borrowing Subsidiary, the interest rate applicable to the relevant Loan.

       2.5.11.  Termination, Reduction or Increase in the Aggregate Commitments.

       (i) Termination or Reduction. The Company may at any time after the date hereof cancel the Aggregate Commitment, in whole, or in a minimum aggregate amount of $25,000,000 and in integral multiples of $1,000,000 if in excess thereof, ratably among the Lenders upon at least three Business Days' prior written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, no such notice of cancellation shall be effective to the extent that it would reduce the Aggregate Commitment to an amount which would be less than the outstanding principal amount of Loans outstanding at the time such cancellation is to take effect. The Aggregate Commitment once reduced as provided in this Section 2.5.11(i) may only be reinstated as specifically provided in Section 2.5.11(ii) below. If (x) any Lender notifies the Company in accordance with Section 2.5.15, (y) a Borrower reasonably determines that it is or will be required to make any additional payment to any Lender under Section 3.1, 3.2 or 3.3 or (z) any Lender refuses a Borrower's request pursuant to
Section 6.2 to consent to fund an Acquisition other than a Friendly Acquisition, then the Company may, at any time thereafter (provided that no Default or Unmatured Default then exists and no satisfactory solution has been reached pursuant to Section 3.6) and by not less than five Business Days' prior written notice to the Agent, cancel such Lender's Commitment, whereupon such Lender shall cease to be obliged to make further Loans hereunder and its Commitment shall be reduced to zero. Upon termination of such Lender's Commitment, each applicable Borrower shall, subject to the last sentence of this subparagraph
(i), pay all outstanding Obligations owing to such Lender. Any notice of cancellation given pursuant to this Section 2.5.11 shall be irrevocable and shall specify the date upon which such cancellation is to take effect. Notwithstanding any such cancellation, the obligations of the Company under Sections 3.1, 3.2, 3.3 and 10.6 shall survive any such cancellation and be enforceable by such Lender. In any case described in clauses (i)(x) through
(i)(z) above in which the Company has the right to cancel a Lender's Commitment, the Company may, in connection with such cancellation, either (1) arrange for a sale (at par) of such Commitment and all outstanding Loans held by such Lender pursuant to the terms of Section 13.3 and such Lender will promptly enter into any such sale arranged by the Company or (2) offer such Commitment and all outstanding Loans held by such Lender to all of the other Lenders pursuant to the procedure set forth in
Section 2.5.11(ii) below.

       (ii) Increase in the Aggregate Commitment. (a) The Company may at any time, by notice to the Agent, propose that the Aggregate Commitment be increased (the amount of such increase being a "Commitment Increase"), effective as at a date prior to the Termination Date (an "Increase Date") as to which agreement is to be reached by an earlier date specified in such notice (a "Commitment Date"); provided, however, that (A) the Company may not propose more than two Commitment Increases in any calendar year, (B) the minimum proposed Commitment Increase per notice shall be $10,000,000, (C) in no event shall the Aggregate Commitment at any time exceed $800,000,000, and (D) no Default or Unmatured Default shall have occurred and be continuing on such Increase Date. The Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Agent agrees that it will cooperate with the Company in discussions with the Lenders and other Eligible Banks with a view to arranging the proposed Commitment Increase through the increase of the Commitments of, first, one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being an "Increasing Lender") and, if the existing Lenders are not willing, in the aggregate, to increase their Commitments by the amount of the requested Commitment Increase, then by the addition of one or more other Eligible Banks (each an "Assuming Lender"), with the consent of the Agent (which consent shall not be unreasonably withheld), as Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.5.11(ii) shall be at least equal to $10,000,000. If the Increasing Lenders agree to increase their respective Commitments by an aggregate amount in excess of the proposed Commitment Increase, the proposed Commitment Increase shall be allocated among such Increasing Lenders in proportion to their respective Commitments immediately prior to the Increase Date. If agreement is reached on or prior to the applicable Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Company), such agreement to be evidenced by a notice in reasonable detail from the Company to the Agent on or prior to the applicable Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:

              (x) the Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (Chicago time) on the applicable Increase Date a certificate of a Financial Officer, (1) stating that the Board of Directors of the Company has adopted resolutions authorizing the Company to borrow money pursuant to this Agreement from time to time in an aggregate principal amount at any one time outstanding in an amount at least equal to the Aggregate Commitment, after giving effect to the pending Commitment Increase, and that such resolutions remain in full force and effect and have not been modified or rescinded or attaching and certifying, if applicable, any amendments to such resolutions or supplemental borrowing resolutions (together with a similar certificate from an authorized officer of each Borrowing Subsidiary, if any are then parties to this Agreement);

              (y) each such Assuming Lender shall have delivered to the Agent, by no later than 10:00 A.M. (Chicago time) on such Increase Date, an appropriate Lender Assumption Agreement in substantially the form of Exhibit "J" hereto, duly executed by such Assuming Lender and the Company; and

              (z) each such Increasing Lender shall have delivered to the Agent by, no later than 10:00 A.M. (Chicago time) on such Increase Date, (A) its existing Committed Note and (B) confirmation in writing satisfactory to the Agent as to its increased Commitment.

              (b) In the event that the Agent shall have received notice from the Company as to its agreement to a Commitment Increase on or prior to the applicable Commitment Date and each of the actions provided for in clauses
(a)(x) through (a)(z) above shall have occurred prior to 10:00 A.M. (Chicago time) on the applicable Increase Date to the satisfaction of the Agent, the Agent shall promptly notify the Lenders (including any Assuming Lenders) and the Company of the occurrence of such Commitment Increase and shall record in its records the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (Chicago time) on the applicable Increase Date, make available to the Agent in accordance with the provisions of Section 2.5.1, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Committed Advances then outstanding (calculated based on its Commitment as a percentage of the Aggregate Commitment after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's ratable portion of the Committed Advances then outstanding after giving effect to the relevant Commitment Increase over (ii) such Increasing Lender's ratable portion of the Committed Advances then outstanding before giving effect to the relevant Commitment Increase. After the Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Agent will, if necessary, promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective applicable Lending Installations in an amount to each other Lender such that the aggregate amount of the outstanding Committed Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Committed Advances then outstanding after giving effect to the relevant Commitment Increase. After the Company receives notice from the Agent, the Company, at its own expense, shall execute and deliver to the Agent (1) Committed Notes payable to the order of each Assuming Lender, if any, and each Increasing Lender, dated as of the applicable Increase Date, in a principal amount equal to such Lender's Commitment after giving effect to the relevant Commitment Increase, and substantially in the form of Exhibit "A-1" and (2) Competitive Bid Notes payable to the order of each Assuming Lender, if any, dated as of the applicable Increase Date, and substantially in the form of Exhibit "A-2". The Agent, upon receipt of such

Notes, shall promptly deliver such Notes to the respective Assuming Lenders and Increasing Lenders.

              (c) In the event that the Agent shall not have received notice from the Company as to such agreement on or prior to the applicable Commitment Date or the Company shall, by notice to the Agent prior to the applicable Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (a)(x) through (a)(z) shall not have occurred by 10:00 A.M. (Chicago time) on the such Increase Date, such proposal by the Company shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (a)(x) through (a)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.

       2.5.12. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II with respect to any Advance in any currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Lenders make it impracticable for the Eurocurrency Committed Loans or Eurocurrency Bid Rate Loans comprising such Advance to be denominated in the currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to the Company and the Lenders, and such Loans shall not be denominated in such currency but shall be made on the such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Committed Borrowing Notice or Competitive Bid Quote Request, as the case may be, as Floating Rate Loans, unless the applicable Borrower notifies the Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Committed Borrowing Notice or Competitive Bid Quote Request, as the case may be.

       2.5.13. Lending Installations. Subject to Section 3.6, each Lender may, by written, telex or telecopy notice to the Agent and the Company, book its Loans at any Lending Installation selected by such Lender and may from time to time, change its Lending Installation and for whose account Loan payments are to be made. Each Lender will notify the Agent and the Company on or prior to the date of this Agreement of the Lending Installation which it intends to utilize for each type of Loan hereunder.

       2.5.14. Borrowing Subsidiaries. The Company may at any time or from time to time, with the consent of the Agent, which consent shall not be unreasonably withheld, add as a party to this Agreement any Subsidiary to be a "Borrowing Subsidiary" hereunder by the execution and delivery to the Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Borrowing Subsidiary under this Agreement shall have been repaid or paid in full and all other obligations of such Borrowing Subsidiary under this Agreement shall have been fully performed, the Company may, by not less than five Business Days' prior notice to the Agent (which shall promptly notify the Lenders thereof), terminate such Borrowing Subsidiary's status as a "Borrowing Subsidiary".

       2.5.15. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If any Lender so advises the Company and the Agent of such fact, the Company shall be entitled to exercise its rights under Section 2.5.11.

       2.5.16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the applicable Borrower in respect of any sum due to any Lender or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

       2.5.17. Extension of Termination Date. The Company may request an extension of the then current Termination Date for a period of one year by submitting a request for an extension to the Agent (an "Extension Request") not more than 60 days, but not less than 30 days, prior to each yearly anniversary of the Restructuring Date. Promptly upon receipt of an Extension Request, the Agent shall deliver a copy thereof to the Lenders. Each Lender may, by an irrevocable notice (a "Consent Notice") to the Company and the Agent given within 30 days after receipt of the Extension Request by the Agent, consent to such Extension Request by the Company, which consent may be given or withheld by each Lender in its sole discretion. Failure by any Lender to give its consent in writing within such 30 day period shall be deemed a refusal by such Lender of such Extension Request. If such Extension Request is consented to by all of the Lenders, the Termination Date shall be extended as requested by the Company. If such Extension Request is not consented to by Lenders holding at least 66-2/3% of the Aggregate Commitment, the Company's request shall be denied and the Termination Date shall remain unchanged. If the Company's request is consented to by Lenders holding at least 66-2/3% but less than 100% of the Aggregate Commitment, (a) the Termination Date shall be extended with respect to those Lenders who have consented to such Extension Request and (b) the Termination Date with respect to each non-consenting Lender shall remain unchanged, provided that the Company may (x) arrange for a sale (at par) of the Commitment and all outstanding Loans held by any such nonconsenting Lender pursuant to the terms of
Section 13.3 and any such non-consenting Lender will promptly enter into any such sale arranged by the Company or (y) offer such Commitment and all outstanding Loans held by such Lender to all of the other Lenders pursuant to the procedure set forth in Section 2.5.11(ii) for an increase in the Aggregate Commitment. The Agent will promptly notify the Lenders of any extension of the Termination Date pursuant to the provisions of this Section 2.5.17.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES


        3.1.  Taxes.

       3.1.1. Payments to be Free and Clear. All sums payable by each Borrower under the Loan Documents, whether in respect of principal, interest, fees or otherwise, shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any government or any political subdivision or taxing authority thereof (but excluding any tax on or measured by the net income, profits or gains of any Lender) and all interest, penalties or similar liabilities with respect thereto (collectively, "taxes"), which amounts shall be paid by the applicable Borrower as provided in
Section 3.1.2. below. The applicable Borrower will pay each Lender the amounts necessary such that the net amount of the principal, interest, fees or other sums received and retained by each Lender is not less than the amount payable under this Agreement.

       3.1.2. Grossing-up of Payments. If: (a) any Borrower or any other Person is required by law to make any deduction or withholding on account of any such tax or other amount from any sum paid or expressed to be payable by the applicable Borrower to any Lender under this Agreement; or (b) any party to this Agreement (or any Person on its behalf) other than any Borrower is required by law to make any deduction or withholding from, or (other than on account of tax on the overall net income of that party) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement:

            (i) the applicable party shall notify the Agent and, if such party is not the applicable Borrower, the Agent will notify the applicable Borrower of any such requirement or any change in any such requirement as soon as such party becomes aware of it;

           (ii) the applicable Borrower shall pay any such tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on any party to this Agreement) on behalf of and in the name of that party;

          (iii) the sum payable by the applicable Borrower in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

           (iv) within thirty (30) days after payment of any sum from which the applicable Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount which it is required by paragraph (ii) to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as
       (a) are satisfactory to the affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

        3.2. Increased Costs. If, at any time after the date of this Agreement, the adoption of any law or the application of any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof, or the compliance of any Lender therewith,

              (i) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Committed Advances bearing interest at a Fixed Rate), or

              (ii) imposes any other condition (not being a tax imposed, levied, collected, withheld or assessed by any taxing authority), the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining such Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with such Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of such Loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the applicable Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

        3.3. Changes in Capital Adequacy Regulations. If a Lender reasonably determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender attributable to this Agreement, the Loans or its obligation to make Loans hereunder is increased as a result of a Change (as hereafter defined), then, within 15 days of demand by such Lender (with a copy of such demand to the Agent), the Company shall pay such Lender the amount which such Lender determines is necessary to compensate it for any reduction in the rate of return on capital to an amount below that which such Lender could have achieved but for such Change and is attributable to this Agreement, the Loans or its obligation to make Loans hereunder. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

        3.4. Availability of Types of Advances. If the Required Lenders reasonably determine that (i) deposits of a type and maturity appropriate to match fund Committed Advances bearing interest at a Fixed Rate are not available or (ii) the interest applicable to a Type of Committed Advance does not accurately reflect the cost of making or maintaining such Committed Advance, then the Agent shall suspend the availability of the affected Type of Committed Advance. If any Lender determines that maintenance of its Eurocurrency Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, then such Lender may by notice to the applicable Borrower, through the Agent, require that any of its Eurocurrency Loans be promptly converted to an unaffected Type of Loan until such illegality shall cease; and thereafter, any request for a Eurocurrency Committed Loan shall, with respect to such Lender, be deemed a request for a Floating Rate Loan.

        3.5. Funding Indemnification. If any payment of a Fixed Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including, without limitation, any receipt by a Lender of all or a portion of the principal of a Loan prior to the last day of the applicable Interest Period as a result of a sale arranged by the Company pursuant to Sections 2.5.11, 2.5.17 or 6.2) or a Fixed Rate Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

        3.6. Mitigation of Additional Costs or Adverse Circumstances. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

              (a) an increase in the liability of a Borrower to such Lender under Section 3.1, 3.2 or 3.3 or

              (b) the unavailability of a Type of Committed Loan under Section 3.4;

then, without in any way limiting, reducing or otherwise qualifying the applicable Borrower's obligations under any of the clauses referred to above in this Section 3.6, such Lender shall promptly upon becoming aware of the same notify the Agent thereof and shall, in consultation with the Agent and the Company and to the extent that it can do so without prejudice to its own position, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, (i) the transfer of its Loans to a Lending Installation in another jurisdiction, (ii) the assignment of its rights and obligations hereunder to an Eligible Bank willing to participate in this facility or (iii) the restructure of its participation in this facility in a manner which will avoid the event in question and on terms mutually acceptable to such Lender, the Agent and the Company). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Company to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Company, to assign all its rights and obligations hereunder to an Eligible Bank nominated by the Company with the approval of the Agent and willing to participate in the facility in place of such Lender; provided that such Eligible Bank satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 2.5.15 and 13.3.2. Notwithstanding any such assignment, the obligations of the Company under Sections 3.1, 3.2, 3.3 and 10.6 shall survive any such assignment and be enforceable by such Lender.

        3.7. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Section 3.1, 3.2, 3.3 or 3.5. Such written statement shall set forth in reasonable detail the event by reason of which such Lender is entitled to make a claim for such amount and the calculations upon which such Lender determined such amount, which shall be final, conclusive and binding on the applicable Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the applicable Borrower of the written statement. Notwithstanding any contrary provision of this Article III, no Borrower shall be required to make any payments to any Lender pursuant to Sections 3.2 or 3.3 with respect to periods of time more than 60 days prior to date upon which such Lender's written statement in accordance with the terms of this Section 3.7 is first delivered to the applicable Borrower. The obligations of such Borrower under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of any other of such Borrower's Obligations and the termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT


        4.1. Initial Advance. No Lender shall be required to make the initial Advance hereunder unless (x) the Borrowers have paid in full all Obligations under (and as defined in) the Original Credit Facility which would be due and payable upon termination of such Original Credit Facility, and the Aggregate Commitment (as defined in the Original Credit Facility) of the lenders thereunder shall have been terminated and (y) the Company has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:

            (i) Copies of the certificate of incorporation of the Company, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

           (ii) Copies, certified by the Secretary or Assistant Secretary of the Company, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

          (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

           (iv) A certificate, signed by the Financial Officer of the Company, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

            (v) A certificate, signed by the Financial Officer of the Company, stating that on the initial Borrowing Date the representations and warranties contained in the Loan Documents are true and correct in all material respects.

           (vi) A written opinion of the Company counsel, addressed to each of the Lenders, in substantially the form of Exhibit "B-1" hereto.

          (vii) The Committed Notes payable to the order of each of the Lenders.

         (viii) Such other documents as any Lender or its counsel may have reasonably requested.

        4.2. Initial Advance to Each Borrowing Subsidiary. No Lender shall be required to make an Advance hereunder to a Borrowing Subsidiary unless the Company has furnished or caused to be furnished to the Agent with sufficient copies for the Lenders:

            (i) The Assumption Letter executed and delivered by such Borrowing Subsidiary and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.5.14.

           (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrowing Subsidiary, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) approving the Assumption Letter.

          (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of such Borrowing Subsidiary authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Borrowing Subsidiary hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

           (iv) An opinion of counsel to such Borrowing Subsidiary, substantially in the form of Exhibit "B-2" hereto.

            (v) The Committed Notes payable to the order of each of the Lenders.

        4.3. Each Advance. No Lender shall be required to make any Advance (including, without limitation, the initial Advance hereunder), unless on the applicable Borrowing Date:

         (i) Prior to and after giving effect to such Advance there exists no Default or Unmatured Default.

        (ii) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of such Borrowing Date (except Sections 5.5 and 5.7 and such other representations and warranties which expressly relate solely to, and were true and correct in all material respects as of, an earlier date).

       (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

       Each borrowing of a Committed Advance or a Competitive Bid Advance shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Section 4.3(i) and (ii) have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


       The Company represents and warrants to the Lenders that:

        5.1. Corporate Existence and Standing. Each of the Company and its Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        5.2. Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        5.3. No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Material Subsidiaries or the Company's or any Material Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Material Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Company or a Material Subsidiary pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

        5.4. Financial Statements. The December 31, 1997 financial statements of the Company and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial condition of the Company and its Consolidated Subsidiaries at such date and the results of their operations for the period then ended.

        5.5. Material Adverse Change. Since December 31, 1997, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        5.6. Taxes. The Company and its Material Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Material Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States consolidated income tax returns of the Company and its Material Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1993. The charges, accruals and reserves on the books of the Company and its Material Subsidiaries in respect of any taxes or other governmental charges are adequate.

        5.7. Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Material Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        5.8. Material Subsidiaries. An accurate listing of all of the Subsidiaries of the Company is set forth on the Company's most recent annual report filed with the United States Securities and Exchange Commission on Form 10-K/A. Schedule II hereto contains an accurate list of all of the presently existing Material Subsidiaries of the Company, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

        5.9. ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations. On an aggregate basis, there are no Unfunded Liabilities. No Reportable Event has occurred with respect to any Plan, neither the Company nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, in any such case which could reasonably be expected to have a Material Adverse Effect.

       5.10. Full Disclosure. The financial statements referred to in Section
5.4 do not, nor do any other written statements furnished by the Company to the Agent or the Lenders in connection with the negotiation of the Loan Documents taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading as of the dates thereof.

       5.11. Title to Properties. The Company and each Material Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to, or leasehold interest in, all the real property and has good title to all the other property it purports to own or lease, including that reflected in the most recent balance sheet referred to in Section
5.4 except as sold or otherwise disposed of in the ordinary course of business and except for Liens disclosed in notes to the financial statements referred to in Section 5.4 or otherwise permitted by this Agreement.

       5.12. Patents and Trademarks. The Company and each Material Subsidiary owns or possesses all material patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known material conflict with the rights of others.

       5.13. No Defaults. No Default or Unmatured Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness in excess of $25,000,000 (or the Equivalent Amount of Indebtedness if denominated in a currency other than Dollars) in the aggregate, is not in default under any instrument or instruments or agreements under and subject to which such Indebtedness has been issued, no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder and the Company is not in violation of any term of its articles of incorporation.

       5.14. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or an "affiliated person" thereof or an "affiliated person" of such affiliated person as such terms are defined in the Investment Company Act of 1940, as amended.

       5.15. Compliance with Environmental Laws. Neither the Company nor any Subsidiary has notice or knowledge of any violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect. The total liability arising out of any environmental matters, if adversely determined, would not reasonably be expected to exceed a Substantial Portion.

       5.16. Regulations U and X. Margin stock (as defined in Regulations U and
X) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

       5.17. Contingent Obligations. Other than any liability incident to any pending litigation, arbitration or proceedings, neither the Company nor any Consolidated Subsidiary has material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

       5.18. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.


                                   ARTICLE VI

                                    COVENANTS

       During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

        6.1. Financial Reporting. The Company will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, for distribution to the Lenders:

            (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

           (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Financial Officer.

          (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "I" hereto signed by its Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.



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



           (iv) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

            (v) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

           (vi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

        6.2. Use of Proceeds. The Borrowers will use the proceeds of the Advances made under this Agreement only for general corporate purposes (including, without limitation, to provide liquidity in connection with the issuance of commercial paper by the Company), to repay outstanding Advances or Notes and for Acquisitions, provided that proceeds of Advances may not be used for any Acquisition other than a Friendly Acquisition unless (i) in the case of Committed Advances, all of the Lenders have given their prior written consent and (ii) in the case of a Competitive Bid Advance, the Lender making such Competitive Bid Advance has given its prior written consent. If any Lender does not consent to a request by a Borrower to fund an Acquisition other than a Friendly Acquisition with a Committed Advance, the Company may (x) arrange for a sale (at par) of the Commitment and all outstanding Loans held by any such non-consenting Lender pursuant to the terms of Section 13.3 and any such non-consenting Lender will promptly enter into any such sale arranged by the Company or (y) offer such Commitment and all outstanding Loans held by such Lender to all of the other Lenders pursuant to the procedure set forth in
Section 2.5.11(ii) for an increase in the Aggregate Commitment. None of the proceeds of the Advances shall be used in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

        6.3. Notice of Default. The Company will, and will cause each of its Material Subsidiaries to, give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default.

        6.4. Corporate Existence. The Company will, and will cause each Material Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

        6.5. Taxes. The Company will, and will cause each Material Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

        6.6. Insurance. The Company will, and will cause each Material Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice.

        6.7. Compliance with Laws. The Company will, and will cause each Material Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, which, if violated, could reasonably be expected to have a Material Adverse Effect.

        6.8. Inspection. The Company will, and will cause each Material and Borrowing Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the Properties, corporate books and financial records of the Company and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each such Subsidiary, and to discuss the affairs, finances and accounts of the Company and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate, provided that, after the occurrence and during the continuance of a Default, the preceding references to "each Material and Borrowing Subsidiary" and "such Subsidiary" shall be deemed to refer to each Subsidiary of the Company, whether or not such Subsidiary is a Borrowing Subsidiary or a Material Subsidiary.

        6.9. Sale of Assets; Merger and Consolidation. The Company will not, nor will it permit any Consolidated Subsidiary to, (a) sell, lease or otherwise transfer, directly or indirectly, assets which, when aggregated with all other such transfers during the term of this Agreement, would constitute more than 50% of the consolidated assets of the Company and its Consolidated Subsidiaries as of the date of this Agreement or (b) merge or consolidate with or into or enter into any analogous reorganization or transaction with any other person, except:

            (i) Any Consolidated Subsidiary or other corporation may merge or consolidate with the Company, provided that after giving effect to any such merger or consolidation, (x) the Company shall be the continuing or surviving corporation and (y) no Default or Unmatured Default shall exist,

           (ii) Any Consolidated Subsidiary may merge or consolidate with any other Consolidated Subsidiary,

          (iii) Any other corporation may merge or consolidate with any Consolidated Subsidiary, provided that after giving effect to any such merger or consolidation, (x) the continuing or surviving corporation shall be a Consolidated Subsidiary and (y) no Default or Unmatured Default shall exist, and

           (iv) Sales, leases, transfers or other dispositions of assets by Financial Subsidiaries shall not be restricted by the provisions of this Section 6.9 and shall not count against the 50% limit set forth herein.

       6.10. Liens. The Company will not, nor will it permit any Consolidated Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any Consolidated Subsidiary, except:

            (i) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement;

           (ii) any Lien existing on any Property of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Company or any other Consolidated Subsidiary;

          (iii) any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided that such Lien attaches to such Property concurrently with or within 120 days after the acquisition thereof and such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property then being acquired;

           (iv) any Lien on any Property of any other corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event, provided that such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property of such other corporation;

            (v) any Lien existing on any Property prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition, provided that such Lien does not extend to or cover any Property of the Company or any Consolidated Subsidiary other than the Property then being acquired;

           (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional Property;

          (vii) Liens incidental to the conduct of its business or the ownership of its Property which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business;

         (viii) Liens incurred in connection with the sale by the Company or any of its Subsidiaries of accounts receivable, provided that such Liens do not encumber any Property other than such accounts receivable sold; and

           (ix) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Tangible Net Worth.

       6.11. Consolidated Indebtedness to Consolidated Total Capital. The Company shall maintain, as of the end of each fiscal quarter, Consolidated Indebtedness of no more than 50% of Consolidated Total Capital.

       6.12. Consolidated Net Worth. The Company shall maintain, as of the end of each fiscal quarter, Consolidated Net Worth of not less than $1,528,913,600.


                                   ARTICLE VII

                                    DEFAULTS

       The occurrence of any one or more of the following events shall constitute a Default:

       7.1. Any representation or warranty made or deemed made under Article V by the Company or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

       7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

       7.3. The breach by the Company of any of the terms or provisions of Sections 6.2, 6.9, 6.10, 6.11 and 6.12.

       7.4. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

       7.5. Failure of the Company or any of its Subsidiaries to pay Indebtedness in an aggregate amount equal to or greater than $25,000,000 (or the Equivalent Amount of Indebtedness denominated in a currency other than Dollars) when due; or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, Indebtedness in such aggregate amount to become due prior to its stated maturity; or Indebtedness in such aggregate amount of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

       7.6. Any Borrower or any Material Subsidiary shall (i) have an order for relief entered with respect to it under any bankruptcy, insolvency or other similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (v) institute any proceeding seeking an order for relief under any bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.7.

       7.7. Without the application, approval or consent of any Borrower or any Material Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Material Subsidiary or any Substantial Portion of the Property of any such Person, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

       7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of any Borrower or any Material Subsidiary which, when taken together with all other Property of any Borrower and the Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

       7.9. The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

       7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $25,000,000, or any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

       7.11. The Company or any of its Subsidiaries shall be the subject of any proceeding or proceedings pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or to any violation of any federal, state or local environmental, health or safety law or regulation, which if adversely determined could reasonably be expected to result in total liability to the Company or any of its Subsidiaries, in the aggregate, in excess of a Substantial Portion.

       7.12. The obligations of the Company under Article IX hereof shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such obligations, or the Company shall deny that it has any further liability under such Article IX, or shall give notice to such effect.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


        8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Company or any of its Material Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations of the Company and each Borrowing Subsidiary shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which the Company hereby expressly waives) or any other election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations of the Company and each Borrowing Subsidiary to be due and payable, or both, in either case upon written notice to the Company and the applicable Borrower, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which each Borrower hereby expressly waives.

        8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

            (i) Extend the maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

            (ii) Reduce the percentage specified in the definition of Required Lenders.

            (iii) Extend the Termination Date or increase the amount of the Commitment of any Lender hereunder, or permit the Company to assign its rights under this Agreement.

            (iv)     Amend or modify Section 8.1 or this Section 8.2.

            (v) Amend, modify or waive Article IX or release the Company from its obligations thereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any of the Lenders. The consent of a Borrowing Subsidiary shall not be required for any amendment to the Agreement or the Notes, including without limitation one increasing the rate of interest on its Note or decreasing the maturity thereof.

        8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company or a Borrowing Subsidiary to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                                    GUARANTY


        9.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Borrowing Subsidiary, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations of each Borrowing Subsidiary to the Agent, the Lenders and any holder of a Note, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "Guaranteed Obligations").

        9.2. Waivers. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Borrowing Subsidiary or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent and the Lenders to sue the Borrowing Subsidiary, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, and provided further that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowing Subsidiaries or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Agent or the Lenders are in possession of this guaranty. The Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrowing Subsidiaries.

        9.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrowing Subsidiary or the insolvency, bankruptcy or any other change in the legal status of any Borrowing Subsidiary; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the

Company or any Borrowing Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Borrowing Subsidiary, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary of the Guaranteed Obligations in the manner agreed upon between the Borrowing Subsidiary and the Agent and the Lenders.

        9.4. Waiver of Subrogation. The Company waives any claim, as that term is defined in the federal Bankruptcy Code, which the Company might now have or hereafter acquire against any Borrowing Subsidiary that arises from the existence or performance of the Company's obligations under this guaranty.

        9.5. Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Agent, on the other hand, the obligations of each Borrowing Subsidiary guaranteed under this Article IX may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.1 hereof for purposes of this Article IX, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article IX.

        9.6. Termination Date. This guaranty shall continue in effect until the date the Aggregate Commitment shall have been terminated or otherwise expired in accordance with its terms and all of the Guaranteed Obligations have been paid in full.

                                    ARTICLE X

                               GENERAL PROVISIONS


       10.1. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or a Borrowing Subsidiary in violation of any limitation or prohibition provided by any applicable statute or regulation.

       10.2. Taxes. Any taxes (excluding income taxes) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

       10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof except as contemplated in Section 2.4.2.

       10.5. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. No Lender shall have any liability for the failure of any other Lender to perform its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

       10.6. Expenses; Indemnification. The Company shall reimburse (i) the Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and, in connection with the preparation, execution and delivery of the Loan Documents, time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents provided, however, that such time charges of attorneys for the Agent in connection with the preparation, execution and delivery of the Loan Documents shall be limited as heretofore agreed to in writing by the Agent and the Company, and (ii) the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents (except to the extent that a court of competent jurisdiction rules against the Agent and the Lenders in a final judgment in any such collection or enforcement action), any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceedings in respect of the Company. The Company further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) (collectively, the "Indemnified Amounts") which any of them may pay or incur arising out of or relating to the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided, however, that the Company shall not be liable to any Lender for any Indemnified Amounts resulting from any Lender's gross negligence or willful misconduct. The obligations of the Company under this Section 10.6 shall survive the termination of this Agreement.

       10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

       10.8. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       10.9. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

       10.10. CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       10.11. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES TO THE EXTENT ALLOWED BY LAW ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING

BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST A BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

       10.12. WAIVER OF JURY TRIAL. THE BORROWERS, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

       10.13. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and
(vi) permitted by Section 13.4. The restrictions in this Section 10.13 shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by a Lender or a Lender's representatives.

       10.14. Restructuring Date. The Company, each Lender and the Agent agree that on the Restructuring Date the following transactions shall be deemed to occur automatically, without further action by any party hereto:

       (a) The Original Credit Facility shall be superseded by the New Credit Facility and the Original Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement.

       (b) The Agent shall, promptly after receipt of the Notes reflecting the amendments to the Original Credit Agreement effected hereunder, cancel and return to the Company (upon receipt from the Lenders) the promissory notes being replaced by such Notes.

       The Company, each Lender and the Agent agree that (i) the restructuring transactions provided in the foregoing sentence shall not be effective until the execution of this Agreement by all of the parties hereto and the satisfaction of the conditions precedent set forth in Section 4.1 hereof; (ii) all terms and conditions of the Original Credit Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder, and thereafter shall continue to be effective only as amended and restated by this Agreement and (iii) the representations, warranties and covenants set forth herein shall become effective concurrently with execution of this Agreement by all of the parties hereto.

       10.15. Euro. With effect on and from the Euro Implementation Date, (i) without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in Euro as the Agent may from time to time specify; and (ii) the Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Agent (acting reasonably and after consultation with the other parties to this Agreement) determined to be necessary as a result of the commencement of the third stage of European Economic and Monetary Union and the occurrence of the Euro Implementation Date. Notwithstanding any other provision of this Agreement, any amendments so notified shall take effect in accordance with the terms of the relevant notification. So far as possible, the amendments shall be such as to put the parties in the same position as if the Euro Implementation Date had not occurred. However, if and to the extent the Agent determines it is not possible to put all parties into that position, the Agent may give priority to putting the Agent and the Lenders into that position.

                                   ARTICLE XI

                                    THE AGENT


       11.1. Appointment. The First National Bank of Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article XI. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement.

       11.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

       11.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct.

       11.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, except for the authority of the Agent's signatory to this Agreement.

       11.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all the Lenders, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that, such indemnity need not include liability, costs and expenses arising solely from the gross negligence or willful misconduct of the Agent.

       11.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

       11.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

       11.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Company or any Borrowing Subsidiary for which the Agent is entitled to reimbursement by the Company or any Borrowing Subsidiary under the Loan Documents, (ii) for any other expenses not reimbursed by the Company incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever and not reimbursed by the Company which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

       11.9. Rights as a Lender. With respect to its Commitment, Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries.

       11.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       11.11. Successor Agent. The Agent may resign at any time by giving at least 30 days' prior written notice thereof to the Lenders and the Company and such resignation shall be effective at the end of such 30-day period or upon the earlier appointment of a successor agent, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Company and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's removal or giving notice of resignation, then the retiring Agent may appoint, on behalf of the Company and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. The retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents upon the effectiveness of its removal or resignation hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XII

                            SETOFF; RATABLE PAYMENTS


       12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Company or a Borrowing Subsidiary becomes insolvent, however evidenced, or any Default occurs, any indebtedness from any Lender to any Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

       12.2. Ratable Payments. If, after the occurrence of a Default, any Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance (other than payments received pursuant to Article III) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising that Advance held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans comprising that Advance. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS


       13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan

Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

       13.2.  Participations.

       13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more Eligible Banks ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender, or any other interest of such Lender under the Loan Documents, provided that the aggregate of such participating interests equals or exceeds $10,000,000 (or the Equivalent Amount thereof if denominated in an Agreed Currency other than Dollars). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

       13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan, if any, or releases any substantial portion of collateral, if any, securing any such Loan.

       13.2.3. Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

       13.3.  Assignments.

       13.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Banks ("Purchasers") all or a portion of its rights and obligations under the Loan Documents, which assignment shall be in amounts equal to or greater than $10,000,000 (or the Equivalent Amount thereof if denominated in an Agreed Currency other than Dollars). Such assignment shall be substantially in the form of Exhibit "F" hereto.

       13.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "F" hereto (a "Notice of Assignment"), together with any consent required by Section 13.3.1, and (ii) payment of a $3,000 fee to the Agent by the assigning Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

       13.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
10.13 of this Agreement.

       13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.5.15.

                                   ARTICLE XIV

                                     NOTICES

       14.1. Giving Notice. Except as otherwise permitted by Section 2.5.8, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

       14.2. Change of Address. The Company, each Borrowing Subsidiary, the Agent and each Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XV

                                  COUNTERPARTS


       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

          IN WITNESS WHEREOF, the Company, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                        ILLINOIS TOOL WORKS INC.


                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Title: Senior vice Pfresident & CFO


                                        By: /s/ MICHAEL J. ROBINSON
                                           -------------------------------------
                                        Title: Vice President & Treasurer
                                              ----------------------------------
                                        Address:  3600 West Lake Avenue
                                                  Glenview, IL 60025-5811

                                        Attention:  Michael J. Robinson
                                        Title:      Vice President and Treasurer
                                        Telephone:  (847) 657-4245
                                        Facsimile:  (847) 657-4415





                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

Commitment

$50,000,000                            THE FIRST NATIONAL BANK OF CHICAGO,
                                       individually and as Agent



                                       By: /s/ DEBORAH E. STEVENS
                                          --------------------------------------
                                       Title: Authorized Agent
                                            ------------------------------------
                                       Address:       One First National Plaza
                                                      Suite 0088
                                                      Chicago, IL 60670

                                       Attention:     Deborah E. Stevens
                                       Title:         Vice President
                                       Telephone:     (312) 732-2532
                                       Facsimile:     (312) 732-5161





                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$38,000,000                      BANK OF MONTREAL


                                 By:  /s/ SHARRON P. WALSH
                                     -------------------------------------------
                                 Title: Director
                                        ----------------------------------------
                                 Address:      115 South LaSalle Street, 12W
                                               Chicago, Illinois  60603

                                 Attention:    Sharron P. Walsh
                                 Title:        Director
                                 Telephone:    (312) 750-3743
                                 Facsimile:    (312) 750-3783







                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$38,000,000                          COMMERZBANK AKTIENGESELLSCHAFT, GRAND
                                     CAYMAN BRANCH


                                     By: /s/ ALBERT B. MORROW
                                        ----------------------------------------
                                     Title: Assistant Treasurer
                                           -------------------------------------

                                     By: /s/ MARK MONSON
                                         ---------------------------------------
                                     Title:  Vice President
                                            ------------------------------------
                                     Address:          311 South Wacker Drive
                                                       Chicago, IL  60606

                                     Attention:        Mark Monson
                                     Title:            Vice President
                                     Telephone:        (312) 408-6910
                                     Facsimile:        (312) 435-1486





                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$38,000,000                   REVOLVING COMMITMENT VEHICLE
                              CORPORATION

                              By: Morgan Guaranty Trust Company of New York, as Attorney-in-fact for Revolving Commitment Vehicle Corporation

                              By: /s/ ANDREW D. BROWN
                                 -----------------------------------------------
                              Title: Vice President
                                     -------------------------------------------
                              Address:      60 Wall Street
                                            Third Floor
                                            New York, New York 10260-0060

                              Attention:    Penelope Cox
                              Title:        Vice President

                              Telephone:    (212) 648-0405
                              Facsimile:    (212) 648-5939



                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$38,000,000                       NATIONAL AUSTRALIA BANK LIMITED
                                  ACN # 004 044 937

                                  By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                  Title: Vice President
                                        ----------------------------------------
                                  Address:      200 Park Avenue
                                                34th Floor
                                                New York, NY 10166

                                  Attention:    Jeff White
                                  Title:        Vice President

                                  Telephone:    (212) 916-9509
                                  Facsimile:    (212) 983-1969






                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$38,000,000                       THE NORTHERN TRUST COMPANY

                                  By: /s/ JOSEPH A. WEMHOFF
                                    --------------------------------------------
                                  Title: Vice President
                                        ----------------------------------------
                                  Address:      50 South LaSalle Street, B-11
                                                Chicago, IL 60675

                                  Attention:    Joseph A. Wemhoff
                                  Title:        Vice President

                                  Telephone:    (312) 444-3757
                                  Facsimile:    (312) 444-5055






                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$19,000,000                       BANCA COMMERCIALE ITALIANA


                                  By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                  Title: Senior Vice President & Branch Manager

                                  By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                  Title: Vice President
                                        ----------------------------------------
                                  Address:      150 North Michigan Avenue
                                                Suite 1500
                                                Chicago, IL 60601

                                  Attention:    Miriam Bommarito
                                  Title:        Corporate Banking Officer

                                  Telephone:    (312) 346-1112
                                  Facsimile:    (312) 346-5758





                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$19,000,000                       THE DAI-ICHI KANGYO BANK, LTD.
                                  CHICAGO BRANCH


                                  By: /s/ [ILLEGIBLE]
                                     -------------------------------------------
                                  Title: Vice President
                                        ----------------------------------------
                                  Address:      10 South Wacker Drive
                                                26th Floor
                                                Chicago, IL 60606

                                  Attention:    John Sneed
                                  Title:        Vice President
                                  Telephone:    (312) 715-6362
                                  Facsimile:    (312) 876-2011




                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$19,000,000                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                  CHICAGO BRANCH

                                  By: /s/ WALTER R. WOLFF
                                     -------------------------------------------
                                  Title: Joint General Manager
                                        ----------------------------------------
                                  Address:      227 West Monroe Street
                                                Suite 2600
                                                Chicago, IL 60606

                                  Attention:    Walter R. Wolff
                                  Title:        Joint General Manager
                                  Telephone:    (312) 855-1111
                                  Facsimile:    (312) 855-8200



                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$19,000,000                       SOCIETE GENERALE, CHICAGO BRANCH

                                  By: /s/ JOSE A. MORENO
                                     -------------------------------------------
                                  Title: Director
                                        ----------------------------------------
                                  Address:      181 West Madison Street
                                                Suite 3400
                                                Chicago, IL 60602

                                  Attention:    Jose A. Moreno
                                  Title:        Vice President & Team Leader
                                  Telephone:    (312) 578-5050
                                  Facsimile:    (312) 578-5099




                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$19,000,000                              WACHOVIA BANK, N.A.

                                         By: /s/ TODD J. EIGLE
                                            ------------------------------------
                                         Title: Vice President
                                               ---------------------------------
                                         Address:    70 West Madison Street
                                                     Suite 2440
                                                     Chicago, IL 60602

                                         Attention:  Neil Mesch
                                         Title:      Assistant Vice President
                                         Telephone:  (312) 853-0404
                                         Facsimile:  (312) 853-0693




                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

$15,000,000                       MARINE MIDLAND BANK

                                  By: /s/ M. C. CUTLIP
                                     -------------------------------------------
                                  Title: Officer #9135
                                        ----------------------------------------
                                  Address:      190 South LaSalle Street
                                                Suite 1100
                                                Chicago, IL 60603-3410

                                  Attention:    Steven Trepiccione
                                  Title:        Vice President-Officer #9435
                                  Telephone:    (312) 853-6420
                                  Facsimile:    (312) 853-3855

-------------
$350,000,000




                                      Signature Page to Illinois Tool Works Inc.
                                    Second Amended and Restated Credit Agreement

                                   SCHEDULE I

                   Euro-Currency Payment Offices of the Agent*

Currency                                   Euro-Currency Payment Office
--------                                   ----------------------------

Dollars                                    The First National Bank of Chicago
                                           Cayman

Deutsche Marks               To:           Swiss Bank Corp.
                                           Frankfurt, Germany

                             For: The First National Bank of Chicago Chicago Office

Dutch Guilders               To:           ING Bank
                                           Amsterdam, Netherlands

                             For:          The First National Bank of Chicago
                                           Cayman

French Francs                To:           Credit Commercial De France
                                           Paris, France

                             For:          The First National Bank of Chicago
                                           Cayman

Japanese Yen                 To:           The First National Bank of Chicago
                                           Tokyo

                             For:          The First National Bank of Chicago
                                           Cayman

Pounds Sterling              To:           Midland Bank, PLC
                                           London, England

                             For:          The First National Bank of Chicago
                                           Cayman

Euro                                       To be determined



*Accounts to be provided before payments made




                                        I

                                   SCHEDULE II
                            ILLINOIS TOOL WORKS INC.

                                  Material Subsidiaries


                                           Jurisdiction of            Percentage
       Name                          Incorporation/Organization        Ownership
       ----                          --------------------------       ----------
Azon Pty                                       Australia                  100
Buell Industries, Inc.                         Delaware                   100
Champs Investments                             France                     100
Cumberland Leasing Co.                         Illinois                   100
Elleyse Financing                              France                     100
Hobart Brothers Company                        Ohio                       100
ITW (Deutschland) GmbH                         Germany                    100
ITW Ateco                                      Germany                    100
ITW Canada L.P.                                Canada                     100
ITW Fastex Italia                              Italy                      100
ITW Finance II LLC                             Delaware                   100
ITW Finishing LLC                              Delaware                   100
ITW Holding France                             France                     100
ITW Holdings GmbH                              Germany                    100
ITW Holdings U.K                               United Kingdom             100
ITW Holdings Pty                               Australia                  100
ITW Industrie GmbH                             Germany                    100
ITW International Holdings Inc.                Delaware                   100
ITW International Finance SAS                  France                     100
ITW Investments Inc.                           Delaware                   100
ITW Leasing & Investments Inc.                 Delaware                   100
ITW Limited                                    United Kingdom             100
ITW Mortgage Investments I, Inc.               Delaware                   100
ITW Mortgage Investments II, Inc.              Delaware                   100
ITW Mortgage Investments III, Inc.             Delaware                   100
ITW Mortgage Investments IV, Inc.              Delaware                   100
ITW Real Estate Investments Inc.               Delaware                   100
ITW Real Estate L.L.C                          Delaware                   100
ITW Residuals Inc.                             Delaware                   100
ITW Signode Australasia Pty                    Australia                  100
ITW Tech Co.                                   Delaware                   100
Loveshaw Corp.                                 Delaware                   100
LSPS Inc.                                      Delaware                   100
Miller Electric Mfg. Co.                       Wisconsin                  100
Mima Films Belgium                             Belgium                     74
Orgapack GmbH                                  Switzerland                100
Signode Systems GmbH                           Germany                    100
Spit France                                    France                     100
W. A. Deutsher Pty. Ltd.                       Australia                  100



                                           II

                                  EXHIBIT "A-1"

                                 COMMITTED NOTE

                                                              September 30, 1998


___________________



         ____________________________________ , a __________________________
corporation, (the "Company") promises to pay to the order of __________________ (the "Lender") the lesser of the principal sum of _________________ Dollars or the aggregate unpaid principal amount of all Committed Loans made by the Lender to the Company pursuant to Section 2.2 of the Second Amended and Restated Credit Agreement dated as of September 30, 1998, among the Company, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein, including the Lender, (as the same may be amended or modified, hereinafter referred to as the "Agreement"), in the currency in which each such Committed Loan is denominated in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent or as otherwise directed by the Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Committed Loan in full on the last day of such Committed Loan's applicable Interest Period.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Committed Loan and the date and amount of each principal payment hereunder provided, however, that any failure to so record shall not affect the Company's obligations under any Loan Document.

       This Committed Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Agreement, to which reference is hereby made for a statement of the terms and conditions under which this Committed Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.




                                                  ------------------------------

                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                COMMITTED NOTE OF _______________________________
                            DATED SEPTEMBER 30, 1998


                 Principal              Maturity         Principal
                Amount and             of Interest         Amount       Unpaid
Date          Currency of Loan           Period             Paid        Balance
----          ----------------         -----------       ---------      -------

                                  EXHIBIT "A-2"

                              COMPETITIVE BID NOTE


_______________                                             [________ ___ _____]

         ________________________________, a ________ corporation (the
"Company"), promises to pay to the order of _________________ (the "Lender") the aggregate unpaid principal amount of all Competitive Bid Loans made by the Lender to the Company pursuant to Section 2.3 of the Second Amended and Restated Credit Agreement dated as of September 30, 1998, among the Company, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein, including the Lender, (as the same may be amended or modified, hereinafter referred to as the "Agreement"), in the currency in which each such Competitive Bid Loan is denominated in immediately available funds at the main office of The First National Bank of Chicago, as Agent, in Chicago, Illinois or as otherwise directed by the Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Company shall pay each Competitive Bid Loan in full on the last day of such Competitive Bid Loan's applicable Interest Period.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Company's obligations under any Loan Document.

       This Competitive Bid Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Agreement, to which reference is hereby made for a statement of the terms and conditions under which this Competitive Bid Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.




                                                  ------------------------------

                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                             COMPETITIVE BID NOTE OF
                           __________________________
                            DATED SEPTEMBER 30, 1998



                 Principal              Maturity         Principal
                Amount and             of Interest         Amount       Unpaid
Date          Currency of Loan           Period             Paid        Balance
----          ----------------         -----------       ---------      -------

                                  EXHIBIT "B-1"
                             FORM OF COMPANY OPINION

                                                              September 30, 1998


The Agent and the Lenders who are parties to the Agreement described below.


Gentlemen/Ladies:

       I am counsel for Illinois Tool Works Inc. (the "Company"), and have represented the Company in connection with its execution and delivery of a Second Amended and Restated Credit Agreement among the Company, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding, as of the date hereof, $350,000,000 at any one time outstanding (with provisions therein allowing for an increase in the maximum amount of Advances thereunder to $800,000,000, subject to all of the terms and conditions set forth therein) and dated as of September 30, 1998 (the "Agreement"). All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

       I have examined the Company's and each domestic Material Subsidiary's articles of incorporation, by-laws, resolutions, the Loan Documents and such other matters of fact and law which I deem necessary in order to render this opinion. Based upon the foregoing, it is my opinion that:

       l. The Company and each domestic Material Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of their states of incorporation and have all requisite authority to conduct their business in each jurisdiction in which their business is conducted.

       2. The execution and delivery of the Loan Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

              (a)    require any consent of the Company's shareholders;

              (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the Company's articles of incorporation or by-laws or, to my knowledge, any indenture, instrument or agreement binding upon the Company; or

              (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement known to me and binding upon the Company which could reasonably be expected to have a Material Adverse Effect.

       3. The Loan Documents have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies, regardless of whether enforcement is sought at equity or at law.

       4. There is no litigation or proceeding against the Company which, to my knowledge, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

       5. No approval, authorization, consent, adjudication or order of any governmental authority, which has not been obtained by the Company or any of its Material Subsidiaries, is required to be obtained by the Company or any of its Material Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Company of the Obligations.

       This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.


                                         Very truly yours,



                                         ____________________________________

                                      EXHIBIT "B-2"
                               FORM OF SUBSIDIARY OPINION


                                                                 [-------------]



The Agent and the Lenders who are parties to the Agreement described below.


Gentlemen/Ladies:

       I refer to the Second Amended and Restated Credit Agreement among Illinois Tool Works Inc. (the "Company"), The First National Bank of Chicago, individually and as Agent, and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding, as of the date hereof, $350,000,000 at any one time outstanding (with provisions therein allowing for an increase in the maximum amount of Advances thereunder to $800,000,000, subject to all of the terms and conditions set forth therein) and dated as of September 30, 1998 (as the same has been or may be amended, modified or supplemented, the "Agreement"). I have acted as counsel for _____, a _____ corporation and subsidiary of the Company (the "Borrowing Subsidiary"), in connection with its execution and delivery of the Assumption Letter dated _____, 199__ (the "Assumption Letter"). Capitalized terms not defined herein are used as defined in the Agreement.

       Pursuant to Section 4.2(iv) of the Agreement, I advise you that in my opinion:

       l. The Borrowing Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of _____.

       2. The Borrowing Subsidiary has full corporate power and authority to own its properties and to carry on its business as now conducted.

       3. The execution, delivery and performance of the Assumption Letter are within the corporate power and authority of the Borrowing Subsidiary, have been duly authorized by proper corporate proceedings on behalf of the Borrowing Subsidiary, do not and will not contravene any provision of applicable law or of the [Articles/Certificate] of Incorporation or the By-laws of the Borrowing Subsidiary or any agreement or instrument binding on the Borrowing Subsidiary of which we have knowledge and do not and will not result in the creation of any Lien upon any of its property or assets pursuant to any such agreement or instrument of which we have knowledge, which contravention or result could reasonably be expected to have a Material Adverse Effect.

       4. The Assumption Letter delivered to the Agent on the date hereof by the Borrowing Subsidiary has been duly executed and delivered by the Borrowing Subsidiary and the Assumption Letter and the Agreement constitute the legal, valid and binding obligations of the Borrowing Subsidiary enforceable against the Borrowing Subsidiary in accordance with its respective terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies, regardless of whether enforcement is sought at equity or at law.

       5. No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the execution or delivery by the Borrowing Subsidiary of the Assumption Letter or the performance by the Borrowing Subsidiary of any of the terms or conditions thereof.

       In rendering the opinions expressed above, I have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as I have deemed relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals and the conformity with the original documents of any copies thereof submitted to me for my examination.




                                                       Very truly yours,

                                       EXHIBIT "C"
                              COMPETITIVE BID QUOTE REQUEST
                                     (Section 2.3.2)

                                                          ___________ , 199____


To:           The First National Bank of Chicago,
                as agent (the "Agent")

From:         Illinois Tool Works Inc. (the "Company")

Re: Second Amended and Restated Credit Agreement (the "Agreement") dated as of September 30, 1998, among the Company, The First National Bank of Chicago, individually and as Agent, and the Lenders listed on the signature pages thereof

       We hereby give notice pursuant to Section 2.3.2 of the Agreement that we request, on **[our own behalf/behalf of [Name of Borrowing Subsidiary]]**, Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date:______________, 199___

Currency                    Principal Amount(1)               Interest Period(2)
--------                    -----------------                 ----------------


       Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].

       Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

                                      ILLINOIS TOOL WORKS INC.

                                      By:
                                          -----------------------------
                                      Title:
                                             ----------------------------

(1) Amount must be at least $5,000,000 and an integral multiple of $1,000,000 (or the Approximate Equivalent Amount thereof).

(2) One, two, three or six months (Eurocurrency Auction) or at least 30 and up to 270 days (Absolute Rate Auction), subject to the provisions of the definitions of Eurocurrency Interest Period and Absolute Rate Interest Period.

                                       EXHIBIT "D"

                          INVITATION FOR COMPETITIVE BID QUOTES
                                     (Section 2.3.3)


                                                         ______________, 199___


To:           [Name of Lender]

Re:           Invitation for Competitive Bid Quotes to
              Illinois Tool Works Inc. (the "Company")

       Pursuant to Section 2.3.3 of the Second Amended and Restated Credit Agreement dated as of September 30, 1998 (the "Agreement") among the Company, the Lenders parties thereto and the undersigned, as Agent, we are pleased on behalf of the Company to invite you to submit Competitive Bid Quotes to the Company for the following proposed Competitive Bid Advance(s):

Borrowing Date: __________________, 19____

Borrower          Currency          Principal Amount           Interest Period
--------          --------          ----------------           ---------------



       Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

       Please respond to this invitation by no later than [3:00 p.m.] [1:00 p.m.] [9:00 a.m.] [(London time)] [(Chicago time)] on ______, 199__.


                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Agent


                                          By:
                                             -----------------------------------
                                                       Authorized Officer

                                       EXHIBIT "E"
                                  COMPETITIVE BID QUOTE
                                     (Section 2.3.4)

                                                    ____________________ , 199__

To:           The First National Bank of Chicago, as Agent
              Attn: __________________

Re:           Competitive Bid Quote to Illinois Tool Works Inc. (the "Company")

In response to your invitation on behalf of the Company dated _____, 199__, we hereby make the following Competitive Bid Quote pursuant to Section 2.3.4 of the Second Amended and Restated Credit Agreement hereinafter referred to and on the following terms:

1.     Quoting Lender:____________________________________________
2.     Person to contact at Quoting Lender:_______________________
3.     Borrowing Date:_____________, 199__(1)
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

            Principal   Interest    [Competitive        [Absolute     Minimum
Currency    Amount(2)   Period(3)   Bid Margin(4)]       Rate(5)]     Amount(6)
--------    ---------   ---------   --------------       --------     ---------





------------------------------

(1)     As specified in the related Invitation For Competitive Bid Quotes.
(2) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000 (or the Approximate Equivalent Amount thereof).
(3) One, two, three or six months or at least 30 and up to 270 days, as specified in the related Invitation For Competitive Bid Quotes.
(4) Competitive Bid Margin over or under the Eurocurrency Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".
(5)     Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
(6) Specify minimum or maximum amount, if any, which the Company may accept and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans of the quoting Lender which the Company may accept (see Section 2.3.4(ii)(d)).

       We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Second Amended and Restated Credit Agreement dated as of September 30, 1998, among the Company, the Lenders listed on the signature pages thereof and yourselves, as Agent (the "Credit Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.


                                                Very truly yours,

                                                [NAME OF BANK]



Dated: ____________, 19 ______           By:
                                            ------------------------------------
                                                      Authorized Officer

                                       EXHIBIT "F"

                                  ASSIGNMENT AGREEMENT

       This Assignment Agreement (this "Assignment Agreement") between ___________________ (the "Assignor") and ________________________ (the
"Assignee") is dated as of _________________ , 19_____. The parties hereto agree as follows:

       1. PRELIMINARY STATEMENT. The Assignor is a party to a Second Amended and Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

       3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

       4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Company with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

       5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or [commitment] fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if
each interest rate was     of 1% less than the interest rate paid by the Company
or if the commitment fee was      of 1% less than the commitment fee paid by the
Company, as applicable. In addition, the Assignee agrees to pay      % of the
recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

       6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Company, any Subsidiary or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company, any Subsidiary or any guarantor,
(iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Company, any Subsidiary, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

       7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that it is an Eligible

Bank, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**


**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.


       8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

       9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any Eligible Bank, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

       10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

       11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

       12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

       13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

       IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.


                                         [NAME OF ASSIGNOR]

                                         By:
                                            ------------------------------------
                                         Title:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------




                                         [NAME OF ASSIGNEE]

                                         By:
                                            ------------------------------------
                                         Title:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                         SCHEDULE 1
                                   to Assignment Agreement

1.      Description and Date of Credit Agreement:

2.      Date of Assignment Agreement: ____________, 19_____

3. Amounts (As of Date of Item 2 above):

                                    Facility 1*

        a.     Total of
               Commitments (Loans)**
               under Credit
               Agreement                                  $_____

        b.     Assignee's
               Percentage
               of each Facility
               purchased under
               the Assignment
               Agreement***                          _____%

        c.     Amount of
               Assigned Share
               in each Facility
               purchased under
               the Assignment
               Agreement                                  $_____

4.      Assignee's Aggregate
        (Loan Amount)** Commitment
        Amount Purchased Hereunder:                       $_____

5.      Proposed Effective Date:

Accepted and Agreed:                                      ----------------------
[NAME OF ASSIGNOR]                                        [NAME OF ASSIGNEE]

By:                                                       By:
   --------------------                                      -------------------
Title:                                                    Title:
      -----------------                                         ----------------


  *     Insert specific facility names per Credit Agreement
 ** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***     Percentage taken to 10 decimal places

                      Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT



               Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT "I"
                             to Assignment Agreement


                                     NOTICE
                                  OF ASSIGNMENT



                                                         _______________ , 19___



To:            [NAME OF BORROWER]*

                --------------------------------

                --------------------------------


               [NAME OF AGENT]

                --------------------------------

                --------------------------------



From:          [NAME OF ASSIGNOR] (the "Assignor")

               [NAME OF ASSIGNEE] (the "Assignee")


               1. We refer to that Second Amended and Restated Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

               2. This Notice of Assignment (this "Notice") is given and delivered to the Agent pursuant to Section 13.3.2 of the Credit Agreement.

       3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of _____, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1, including, without limitation, such interest in the Assignor's Commitment (if applicable) and the Loans owing to the Assignor relating to such facilities. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 to the Assignment ("Schedule 1") or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections
13.3.1 and

13.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

               4. The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

               5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,000 required by Section
13.3.2 of the Credit Agreement.

               6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note(s) received by it from the Borrower(s) upon its receipt of new Notes in the appropriate amount.

               7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

               8. Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee.


NAME OF ASSIGNOR                                  NAME OF ASSIGNEE



By:                                               By:
   --------------------------------                   --------------------------
Title:                                            Title:
      -----------------------------                      -----------------------

ACKNOWLEDGED [AND CONSENTED TO]                  ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT]                               BY [NAME OF BORROWER]

By:                                              By:
   --------------------------------                  ---------------------------
Title:                                           Title:
      -----------------------------                     ------------------------




                 [Attach photocopy of Schedule 1 to Assignment]

                                   EXHIBIT "G"
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:     The First National Bank of Chicago,
        as Agent (the "Agent") under the Credit Agreement
        Described Below.

Re: Second Amended and Restated Credit Agreement, dated as of September 30, 1998 (as the same may be amended or modified, the "Credit Agreement"), among Illinois Tool Works Inc. (the "Company"), the Agent, and the Lenders named therein.

        Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

        The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Company, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section
2.5.8 of the Credit Agreement.

Facility Identification Number(s)
                                  ----------------------------------------------
Customer/Account Name
                      ----------------------------------------------------------
Transfer Funds To
                  --------------------------------------------------------------

                  --------------------------------------------------------------

For Account No.
                ----------------------------------------------------------------

Reference/Attention To
                       ---------------------------------------------------------

Authorized Officer (Customer
    Representative)                               Date
                                                       -------------------------


--------------------------------------            ------------------------------
        (Please Print)                                       Signature

Bank Officer Name                                 Date
                                                       -------------------------

--------------------------------------            ------------------------------
        (Please Print)                                       Signature


(Deliver Completed Form to Credit Support Staff For Immediate
 Processing)

                                   EXHIBIT "H"


                            FORM OF ASSUMPTION LETTER


                                                          ______________ , 199__



To the Banks party to the
  Credit Agreement referred
  to below

Ladies and Gentlemen:

        Reference is made to the Second Amended and Restated Credit Agreement dated as of September 30, 1998 initially among Illinois Tool Works Inc., the Lenders and The First National Bank of Chicago, as Agent (as amended and in effect from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

        The undersigned, _______________ (the "Subsidiary"), a _______________
corporation, wishes to become a "Borrowing Subsidiary" under the Credit Agreement, and accordingly hereby agrees that from the date hereof it shall become a "Borrowing Subsidiary" under the Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Advances made to it under the Credit Agreement and performance of all of its other obligations thereunder, and termination hereunder of its status as a "Borrowing Subsidiary" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to the "Company" or a "Borrowing Subsidiary." Without limiting the generality of the foregoing, the Subsidiary hereby represents and warrants that:
(i) each of the representations and warranties set forth in Sections 5.1, 5.2, and 5.3 of the Credit Agreement is hereby made by such Subsidiary on and as of the date hereof as if made on and as of the date hereof and as if such Subsidiary is the "Company" and this Assumption Letter is the "Agreement" referenced therein, and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement in connection with the selection of Types and Interest Periods for Advances, the conversion and continuation of Advances and the solicitation of and acceptance or rejection of bids for Competitive Bid Advances.

        So long as the principal of and interest on all Advances made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, the Company may by not less than five Business Days' prior notice to the Lenders terminate its status as a "Borrowing Subsidiary."

      [If the Borrowing Subsidiary is a non-U.S. entity, include the following provisions:

        The Subsidiary hereby irrevocably submits to the non-exclusive jurisdiction or any Illinois State or Federal court sitting in Chicago, Illinois, U.S.A., and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assumption Letter, the Credit Agreement or the Notes, and the Subsidiary hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. The Subsidiary hereby irrevocably waives, to the fullest extent it may effectively do so, any objection based on venue or inconvenient forum to the maintenance of such action or proceeding in any such court. Nothing herein shall in any way be deemed to limit the ability of the Lenders to serve any such writs, process, or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Subsidiary in such other jurisdictions, and in such manner, as may be permitted by applicable law.]

        This Assumption Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois, United States of America.

        IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                           [Name of Borrowing Subsidiary]


                                           By
                                              ----------------------------------

                                           Title:
                                                 -------------------------------

                                           Address for Notices under
                                           the Credit Agreement

Consented to:

ILLINOIS TOOL WORKS INC.


By
   --------------------------------
Title:
      -----------------------------

                                   EXHIBIT "I"

                             COMPLIANCE CERTIFICATE


To:     The Lenders party to the
        Credit Agreement described below


        This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 30, 1998 among Illinois Tool Works Inc., the Lenders and The First National Bank of Chicago, as Agent (as the same may be amended and in effect from time to time, the "Agreement"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

        THE UNDERSIGNED HEREBY CERTIFIES THAT:

        1.  I am the duly elected or appointed  ________________ of the Company;

        2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Consolidated Subsidiaries during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

        4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with Sections 6.11 and 6.12 of the Agreement, all of which data and computations are true, complete and correct.

        Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:


        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        ----------------------------------------------------------------------

        The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ______________, 19___.






                                                 -------------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                 Schedule of Compliance as of               with
                       Provisions of ______ and ______ of
                                  the Agreement

                                   EXHIBIT "J"

                           LENDER ASSUMPTION AGREEMENT

                                                        Dated:  ________________



Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, Illinois  60025-5811

        Attention:    Michael J. Robinson, Vice President and Treasurer

The First National Bank of Chicago, as agent
One First National Plaza
Suite 0088
Chicago, Illinois  60670

        Attention:    Deborah E. Stevens, Managing Director

Ladies and Gentlemen:

        Reference is made to the Second Amended and Restated Credit Agreement dated as of September 30, 1998 among Illinois Tool Works Inc. (the "Company"), any Borrowing Subsidiaries from time to time party thereto, The First National Bank of Chicago, individually and as Agent, and the Lenders named therein (the "Credit Agreement"), terms defined therein being used herein as therein defined).

        The undersigned (the "Assuming Lender") proposes to become an Assuming Lender pursuant to Section 2.5.11(ii) of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on [applicable Increase Date] and that its Commitment shall as of such date be $________________.

        The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.4 thereof, the most recent financial statements referred to in Section 6.1(i) and (ii) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1; (vi) confirms that it is an Eligible Bank; and (vii) attaches, if it is not incorporated under the laws of the United States of America or a state thereof, the forms prescribed by the Internal Revenue Services of the United States required under
Section 2.5.15 of the Credit Agreement.

        The Assuming Lender requests that the Company deliver to the Agent (to be promptly delivered to the Assuming Lender) a Committed Note and a Competitive Bid Note payable to the order of the Assuming Lender, dated as of the [Increase Date].

        The effective date for this Lender Assumption Agreement shall be [applicable Increase Date]. Upon delivery of this Lender Assumption Agreement to the Company and the Agent, and satisfaction of all conditions imposed under
Section 2.5.11(ii) as of [date specified above], the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of [date specified above], the Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

        This Lender Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Lender Assumption Agreement.

        This Lender Assumption Agreement shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws provisions) of the State of Illinois.

                                                  Very truly yours,

                                                  [NAME OF ASSUMING LENDER]


                                                  By:
                                                     ---------------------------

                                                  Title:
                                                        ------------------------
Acknowledged and Agreed to:

ILLINOIS TOOL WORKS INC.

By:
   ----------------------------------------
Title:
      -------------------------------------


THE FIRST NATIONAL BANK OF CHICAGO, as Agent

By:
   ----------------------------------------
Title:
      -------------------------------------